San 8emardliO
3124121105

RECORDING REQUESTED BY:

8:rlConlruller -Recorder

RECORDING REQUESTED BY: LandAmerica Commercial Services

PREPARED/DRAFTED BY AND RECORDING REQUESTED BY AND WHEN RECORDED MAIL TO:

BEST & FLANAGAN LLP 225 South Sixth Street, Suite 4000 Minneapolis, Minnesota 55402 Attn: Bradley F. Williams

Order/Escrow No.: PHI-D5-18594HSE

Loan No.: 010-00001242

[Missing Graphic Reference]

(SPACE ABOVE THIS LINE FOR RECORDER'S USE)
TRUSTOR:
Name:	CALIFORNIA VALLEY ASSOCIATES
Address:	1150 First Avenue, Suite 920
King of Prussia, Pennsylvania 19506
TRUSTEE:
Name:	COMMONWEALTH LAND TITLE
Address:	3131 Camino Del Rio, Suite 1400
San Diego, California 92103
BENEFICIARY:
Name:	ARTESIA MORTGAGE CAPITAL CORPORATION
Address:	1180 NW Maple Street, Suite 202
Issaquah, Washington 98027
(SPACE ABOVE THIS LINE FOR RECORDER'S USE)
TRUSTOR:
Name:	CALIFORNIA VALLEY ASSOCIATES
Address:	1150 First Avenue, Suite 920
King of Prussia, Pennsylvania 19506
TRUSTEE:
Name:	COMMONWEALTH LAND TITLE
Address:	3131 Camino Del Rio, Suite 1400
San Diego, California 92103
BENEFICIARY:
Name:	ARTESIA MORTGAGE CAPITAL CORPORATION
Address:	1180 NW Maple Street, Suite 202
Issaquah, Washington 98027
NOTICE: THE DEBT SECURED HEREBY IS SUBJECT TO CALL IN FULL OR THE TERMS THEREOF BEING MODIFIED IN THE EVENT OF SALE OR CONVEYANCE OF THE PROPERTY HEREIN CONVEYED.  NOTICE: DO NOT DESTROY THIS DEED OF TRUST OR THE NOTE (IF IT IS IN YOUR POSSESSION) WHICH IT SECURES AS THESE MUST BE PRESENTED TO THE TRUSTEE FOR CANCELLATION IN ORDER TO OBTAIN A RECONVEYANCE. THE RECONVEYANCE MUST BE RECORDED IN THE OFFICE OF THE COUNTY RECORDER, THIS DOCUMENT CONSTITUTES A FIXTURE FlLING IN ACCORDANCE WITH SECTION 9502(c) OF THE CALIFORNIA UNIFORM COMMERCIAL CODE.
Description: San Bernardino, CA Document-Year. Doc ID 2005.202586 Page: 2 of 58 Order: 327283 Comment:

COMMERCIAL DEED OF TRUST, SECURITY AGREEMENT, FIXTURE FILING FINANCING STATEMENT AND ASSIGNMENT OF LEASES, RENTS, INCOME AND PROFITS THE PROMISSORY NOTE SECURED HEREBY PROVIDES FOR A: FIXED INTEREST RATE

THIS COMMERCIAL DEED OF TRUST, SECURITY AGREEMENT, FIXTURE FILING FINANCING STATEMENT AND ASSIGNMENT OF LEASES, RENTS, INCOME AND PROFITS (this "Security Instrument,,) is made and given as of February 21, 2005, by CALIFORNIA VALLEY ASSOCIATES, a(n) New York limited partnership, whose address is 1150 First Avenue, Suite 920, King of Prussia, Pennsylvania 19506 ("Borrower," and for purposes of Article 3 hereof, "Assignor"), to COMMONWEALTH LAND TITLE, and all successors and assigns, whose address is 3131 Camino Del Rio, Suite 1400, San Diego, California 92103, Attn: Anni Fredericksen (herein called "Trustee"), for the benefit of ARTESIA MORTGAGE CAPITAL CORPORATION, a Delaware corporation, whose address is 1180 NW Maple Street, Suite 202, Issaquah, Washington 98027, and its successor and assigns (in each case, "Lender," and for purposes of Article 3 hereof, 'Assignee").

WHEREAS, Borrower is justly indebted to Lender in the principal sum of Three Million Eight Hundred Fifty Thousand and 00/100 Dollars ($3,850,000.00), pursuant to a certain Fixed Rate Note of even date herewith, more particularly described below,

NOW, THEREFORE, FOR GOOD AND VALUABLE CONSIDERATION, including the Indebtedness herein recited and the trust herein created, the receipt of which is hereby acknowledged, Borrower hereby grants a first priority security Interest In, and Irrevocably gives, grants, transfers, aliens, enfeoffs, conveys, confirms, warrants, assigns, mortgages, bargains, sells and pledges to Trustee, IN TRUST FOREVER, WITH ALL POWERS OF SALE AND STATUTORY RIGHTS, for the benefit and security of Lender, under and subject to the terms and conditions hereinafter set forth, the following property, rights, interests and estates now owned, or hereafter acquired, by Borrower (collectively, the 'Property"):

(a) the real property described in Exhibit A attached hereto and made a part hereof (collectively, the "Land,,), together with additional lands, estates and development rights hereafter acquired by Borrower for use in connection with the development, ownership or occupancy of such real property, and all additional lands and estates therein which may, from time to time, by supplemental mortgage or otherwise be expressly made subject to the lien of this Security Instrument;

(b) any and all buildings, structures and other improvements now or hereafter erected, constructed, placed or located on the Land including, without limitation, fixtures, tenements, attachments, appliances, equipment, building systems, machinery, and other articles now or hereafter attached to or used in connection with said buildings, structures and other improvements (collectively, the 'Improvements"), and any and all additions to, substitutions for or replacements of such Improvements and such Land and all interests, estates or other claims, both In law and equity, which Borrower now has or may hereafter acquire in the Land or the Improvements, including, without limitation, all right, title and interest now owned or hereafter acquired by Borrower in and to any greater estate in the Land or the Improvements;

(c) all easements, tenements, hereditaments, appurtenances, rights-of-way and rights now owned or hereafter acquired by Borrower used or useful in connection with, or located on, under or above all or any part of, the Land or as a means of access thereto, including, without limitation, all rights pursuant to any trackage agreement; all rights to the nonexclusive use of common drive entries; all oil and gas and other hydrocarbons; all minerals, crops, timber and other emblements; all mineral rights, gas rights, royalties and profits arising from or accruing to the Property, water, groundwater, water rights and shares of stock evidencing the same; water stock and irrigation rights accruing 10 or necessary for the use of the Property including but not limited to all water rights, ditch and ditch rights, reservoir and reservoir

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rights, stock or interest in water, irrigation or ditch companies, any and all right, title and interest of Borrower, now owned or hereafter acquired, in and to any land lying within the right-of-way of any street, open or proposed, adjoining the Land; and any and all sidewalks, vaults, alleys and strips and gores of land adjacent to or used in connection with the Land (collectively, the "Appurtenances,,);

(d) all leasehold estate, right, title and interest of Borrower in and to all written and oral leases, subleases, subtenancies, licenses, franchises, usufructs, occupancy agreements and other agreements affecting all or any portion of the Property or the Improvements or the use or occupancy thereof, now or hereafter existing or entered into, whether before or after any proceeding is instituted by or against Borrower under 11 U.S.C. § 101 et seq, as amended (the "Bankruptcy Code"), including, without limitation, extensions, renewals and subleases (all of the foregoing, individually, a "lease" and collectively, "leases"), and all rights and claims of any kind that Borrower may have against any tenant under the Leases or in connection with the termination or rejection of the Leases in a bankruptcy or insolvency proceeding, and all right, title and interest of Borrower thereunder, including, without limitation, all cash or security deposits, prepaid or advance rentals, and deposits or payments of similar. nature which are hereby specifically assigned, transferred and set over to Lender; including, without limitation, all rents, royalties, issues, revenues, profits, proceeds, income and other benefits, including, without limitation, accounts receivable, of, accruing to or derived from such Leases and from the renting, leasing or bailment of Improvements and equipment, including, without limitation, any payments made by tenants under Leases In connection with the termination of any Lease and all oil, gas and other mineral rights, royalties and profits, whether paid or accruing before or after any proceeding is instituted by or against Borrower under the Bankruptcy Code (all of the foregoing, collectively, "Rents"), and all proceeds from the sale or other disposition of the Leases and the right to receive and apply the Rents to the payment of the Secured Obligations (defined below) and all lease guaranties, letters of credit and any other supporting obligation for any of the Leases (collectively, "Lease Guaranties') given by any guarantor in connection with any of the Leases, and all rights, powers, privileges, options and other benefits of Borrower as lessor under the Leases and beneficiary under Lease Guaranties;

(e) all the estate, interest, right, title, other claim or demand, both in law and in equity, including, without limitation, claims or demands with respect to the proceeds of and any unearned premiums on Insurance policies In effect with respect to the Property, which Borrower now has or may hereafter acquire in the Property, including, without limitation, the right to receive and apply the proceeds of any insurance, judgments or settlements made in lieu thereof, for damage to the Properly, and any and all awards made for the taking by eminent domain, or by any proceeding of purchase in lieu thereof, of the whole or any part of the Property, including, without limitation, any awards resulting from a change of grade of streets and awards for severance damages;

(f) all goods, Chattels, construction materials, furniture, furnishings, equipment, machinery, apparatus, appliances, and other items of personal property, whether tangible or intangible, of any kind, nature or description, whether now owned or hereafter acquired by Borrower, including, without limitation, improvements including, without limitation, furnaces, steam boilers, hot water boilers, oil burners, pipes, radiators, air conditioning and sprinkling systems, gas and electric fixtures, carpets, rugs, shades, awnings, screens, elevators, motors, dynamos, cabinets, and all other furnishings, tools, equipment and machinery, appliances, building supplies, materials, fittings and fixtures of every kind, which is, are or shall hereafter be located upon, attached, affixed to or used or useful, either directly or indirectly, in connection with the complete and comfortable use, occupancy and operation of the Property and Improvements, whether or not any of such personal property is now or becomes a Fixture (defined below), including, without limitation, any and all licenses, permits or franchises used or required in connection with such use, occupancy or operation, together with any and all additions, replacements or substitutions thereto, thereof or therefor, as well as the proceeds thereof or therefrom regardless of form (hereinafter sometimes together referred to as the "Personal Property"; such Personal Property shall include, without limitation, all Accounts, Documents, Instruments, Chattel Paper, Goods, Equipment, General lntangibles, Fixtures and Inventory, as those terms are defined in the Uniform Commercial Code of the State where the Property is located);

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(g) all plans and specifications, contracts and subcontracts for the construction of any Improvements, density rights, bonds, permits and other development or use entitlements, licenses, guarantees, warranties, causes of action, claims, condemnation proceeds, profits, security deposits, utility deposits, governmental agency fees and deposits and refunds thereof, refunds of taxes or insurance premiums, policies, claims, and proceeds of insurance, claims and proceeds arising from condemnation, vehicles, together with all present and future attachments, accessions, replacements, additions, products and proceeds thereof;

(h) all monies deposited by Borrower, or deposited on behalf of Borrower, with any City, County, public body or agency, Irrigation, sewer or water district or company, and any other body or agency, for the installation, or to secure the installation, of any utility pertaining to the Property;

(i) all refunds, rebates, reimbursements, reserves, deferred payments, deposits, cost savings, governmental subsidy payments, governmentally-registered credits (such as emissions reduction credits), other credits, waivers and payments, whether In cash or in kind, due from or payable by (i) any federal, state, municipal or other governmental or quasi-governmental agency, authority or district (each, a "Governmental Agency") or (ii) any Insurance or utility company relating to any or all of the Property or arising out of the satisfaction of any conditions imposed upon or the obtaining of any approvals for the development or rehabilitation of the Property;

(j) all refunds, rebates, reimbursements, credits and payments of any kind due from or payable by any Governmental Agency for any taxes, special taxes, assessments, or similar governmental or quasi-governmental charges or levies imposed upon Borrower with respect to the Property or upon any or all of the Property or arising out of the satisfaction of any conditions imposed upon or the obtaining of any approvals for the development or rehabilitation 01 the Property;

(k) all monies deposited by Borrower with or for the benefit of Lender pursuant to any reserve, escrow or cash collateral agreements executed by Borrower in favor of Lender;

(l) contract rights, accounts receivable, management agreements, business records;

(m) all additions, accessions, replacements, substitutions, proceeds and products of the real and personal property, tangible and Intangible, described herein;

(The Property does not include any equipment, inventory, furniture, furnishings or trade fixtures owned and supplied by tenants of the Property, except to the extent of Borrower's landlord's lien (if any) therein.)

FOR THE PURPOSE OF SECURING:

1.
repayment of indebtedness in the total principal amount of Three Million Eight Hundred Fifty Thousand and 00/100 Dollars ($3,850,000.00) with interest, additional interest, default interest, late charges, prepayment charges and other sums and charges thereon (the "Loan"), evidenced by that certain Fixed Rate Note, of even date herewith, and all modifications, extensions, renewals and replacements thereof or judgments thereon (collectively, the "Note"), executed by Borrower in favor of Lender, and with a final maturity date of April 11, 2015, the terms of which are incorporated by reference as though set forth in full;

2.
the payment of any additional amounts, with interest thereon, that may be hereafter loaned by Lender to Borrower, which additional loans are evidenced by a promissory note or notes containing a recitation that this Security Instrument secures the payment of such note or notes.

3.
payment of all sums advanced by Lender, its successors and assigns, or Trustee to protect, cure for or maintain the Property, or any portion thereof, with interest thereon at the Default Rate (as defined in the Note) and all sums advanced by Lender or Trustee under the terms of or for the

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enforcement of the Loan Documents (defined below), with interest thereon at the Default Rate (as defined in the Note);

4.	observance, performance and discharge of every obligation, covenant or agreement of Borrower contained herein or in the Note;

5.
observance, performance and discharge of every obligation, covenant and agreement of Borrower contained in any document, instrument or agreement now or hereafter executed by Borrower which recites that the obligations thereunder are secured by this Security Instrument, including, without limitation, payment of all other sums, with interest thereon, which may hereafter be loaned to Borrower, or its successors or assigns, by Lender, or its successors or assigns, when evidenced by a promissory note or notes containing a recitation that they are secured by this Security Instrument;

6.	compliance with and performance of each and every material provision of any declaration of covenants, conditions and restrictions pertaining to the Property or any portion thereof; and

7.
payment and performance of all obligations of Borrower arising from any and all existing and future agreements with lender which may afford interest rate protection to all or part of the Loan, when such agreement recites that the obligations thereunder are secured by this Security instrument.

(The principal of and the interest on the indebtedness evidenced by the Note; all charges, fees and other sums as provided In the loan Documents; and the principal of and interest on any other indebtedness secured by this Security Instrument are referred to herein, collectively, as the "Secured Obligations".)

PROVlDED,·HOWEVER, that if·the Secured Obligations shall have-been.-paid-in cash and performed In full, then, in such case the Trustee, at Lender's direction, shall, at the request and expense of Borrower, satisfy this Instrument and the estate, right, title and interest of the Trustee and Lender in the Property Shall cease, and upon payment to lender of all costs and expenses incurred for the preparation of the release hereinafter referenced and all recording costs if allowed by law, the Trustee and Lender shall release this Instrument and the lien, operation and effect hereof by proper instrument.

The Note, this Security Instrument and any other document or instrument executed by Borrower in connection with the Loan shall be collectively referred to as the "Loan Documents: All initially capitalized terms used herein which are defined in the Note shall have the same meaning herein unless the context otherwise requires.

TO PROTECT THE SECURlTY OF THIS SECURlTY INSTRUMENT, BORROWER HEREBY COVENANTS AND AGREES AS FOLLOWS:

ARTICLE 1. COVENANTS AND AGREEMENTS OF BORROWER

1.01 Payment of Secured Obligations. Borrower shall pay and perform as and when due the Secured Obligations.

1,02 Performance of Other Obligations; Preservation, Maintenance and Management of
Property. Borrower shall perform, comply with and abide by each and every one of the covenants, agreements and conditions contained and set forth in the Note and this Security Instrument Borrower:

(a) shall keep the Property in good condition and repair;

(b) shall not remove, demolish or structurally alter any of the Improvements without the prior written consent of Lender; provided, however, Lender's consent shall not be required in connection with cosmetic and non-structural alterations;

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(c) shall complete promptly and in a good and workmanlike manner any Improvement which may be now or hereafter constructed on the Property and promptly restore in like manner any portion of the Improvements which may be damaged or destroyed from any cause whatsoever, and pay when due all claims for labor performed and materials furnished therefor;

(d) shall comply with and abide by all laws, ordinances, rules, regulations and orders of governmental authorities now or hereafter affecting the Property or any part thereof or requiring any alterations or improvements to be made thereon, including without limitation, all Environmental Laws (as defined in Section 1.03 hereof), and the Americans with Disabilities Act:

(e) shall comply with and abide by all of its obligations under any covenant, condition, ; restriction or agreement of record affecting the Property;

(f) shall not commit or permit any waste or deterioration of the Property

(g) shall not allow changes in the use for which all or any part of the Property is intended;

(h) shall maintain all certificates, licenses and permits necessary to keep the Property operating in conformity with the use for which all or any part of the Property is Intended;

(i)  shall not initiate or acquiesce in a change in the zoning classification of the Property without Lender's prior written consent;

(j) shall insure that at all limes the Land constitutes one or more separate legal lots complying with all subdivision or platting laws, ordinances, rules or regulations applicable to the Property, or other laws relating to the division Dr separation of real property;

(k) shall Insure that at all times the Land Is assessed for real estate tax purposes as one Dr more wholly independent tax lot or lots, separate from any adjoining land or improvements not constituting a part of such lot or lots, and no other land or Improvements Is assessed and taxed together with the Property or any portion thereof;

(l) shall not abandon the Property; and

(m) shall do any and all other acts which, from the character and use of the Property, may be reasonably necessary to maintain, protect and preserve the Property and protect the security of Lender.

The Property shall be managed by either: (I) Borrower or a person/entity affiliated with Borrower approved by Lender for 50 long 85 Borrower or said affiliated person/entity is managing the Property in a commercially prudent and reasonable manner; or (iO a professional property management company approved by Lender. Management by said affiliated person/entity or professional property management company (in either case, the 'Property Manager") shall be pursuant to a written agreement approved by Lender (the 'Management Agreement. In no event shall any manager be removed or replaced or the terms of any Management Agreement modified or amended without prior written consent of Lender. Notwithstanding the provisions of any Management Agreement or any other agreement now or hereafter existing or entered into (together with any and all extensions, renewals, substitutions, replacements, amendments, modifications and/or restatements thereof, the 'Management Agreements; to the contrary. Borrower shall not pay any Property Manager, nor shall any Property Manager accept, total management fees (i.e., on-site and off-site management fees or other compensation, whether monetary or nonmonetary) ("Management Fees; in excess of four percent (4%) of the effective gross income from the Property per year, nor shall such Management Fees be payable in advance of receipt of such income. The Management Agreements and all of the rights and interests thereunder including, without limitation, the rights to Management Fees are and at all times will be subject and subordinate to the Loan and the Loan Documents and to any renewals, extensions, modifications, assignments, replacements, or consolidations thereof, and the rights, privileges and powers of Lender hereunder and thereunder. Such

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subordination shall be self-operative and no further instrument shall be required to effect such subordination, but Borrower agrees to execute and deliver, and to cause any Property Manager to execute and deliver, any instrument which Lender may deem necessary or appropriate to confirm such subordination. Such subordination means, among other things, that Management Fees shall not be paid or accepted unless all current expenses attributable to the ownership and operation of the Property, including, without limitation, current expenses relating to Borrower's liabilities and obligations with respect to the Loan and the Loan Documents (collectively, "operating Expenses"), have been paid. In the event (x) of any Event of Default (defined below) under the Loan Documents or under any Management Agreement then in effect, which default is not cured within any applicable grace or cure period, (y) the debt service coverage ratio applicable to the Property is less than 1.15 to 1.00 for the twelve (12) month period immediately preceding the calculation, or (z) of the bankruptcy or insolvency of the manager, or Borrower, if the Property Manager is affiliated with Borrower, Lender shall have the right to immediately terminate, or to direct Borrower to immediately terminate, such Management Agreement and to retain, or to direct Borrower to retain, a new management agent approved by Lender. All Rents generated by or derived from the Property shall first be utilized solely for Operating Expenses, and none of the Rents generated by or derived from the Property shall be diverted by Borrower and utilized for any other purpose unless all such current expenses attributable to the ownership and operation of the Property have been fully paid and satisfied.

1.03 Hazardous Waste. Borrower at all times shall keep the Property and groundwater of the Property free of Hazardous Substances (defined below). Borrower shall not permit its tenants or any third party to enter tile Property to use, generate, manufacture, store, release, threaten release, or dispose of Hazardous Substances in, on or about the Property; provided, however, that Borrower may permit reasonable incidental use and storage of Hazardous Substances on the Property provided that such use and storage complies with the following: (a) such use and storage shall be limited to customary supplies which are normal incidents of the ownership and management Of real property which is similar to the Property ("Permitted Uses"); (b) no such products or supplies create any risk of harm to persons or property. including, without limitation, the Property; and (c) all such products and supplies are used and stored In strict compliance with all applicable Environmental Laws (defined below). Borrower shall give Lender prompt written notice of any claim by any person, entity, or governmental agency that a violation of Environmental Laws has occurred with respect to all or any portion of the Property, or that a release or disposal of Hazardous Substances has occurred on the Property (except Permitted Uses as may be permitted pursuant to the preceding sentence), or that Hazardous Substances are present at the Property or otherwise affect the Property (except Permitted Uses). Borrower, through its professional engineers and at Its cost, shall promptly and thoroughly Investigate suspected Hazardous Substances contamination of the Property and shall provide to Lender a detailed description of the investigation, and any copies of reports at Borrower's expense. Borrower shall forthwith remove, repair, clean up, and/or detoxify any Hazardous Substances from the Property, to the extent that the presence andlor maintenance of such Hazardous Substances in, on or about the Property constitutes a violation of any federal, state or local law, ordinance, order, decree or regulation now or hereafter in effect and applicable to Borrower or the Property, and whether or not Borrower was responsible for the existence of the Hazardous Substances in, on or about the Property. "Hazardous Substances" shall mean (i) any chemical, compound, material, mixture or substance that is now or hereafter defined or listed in, or otherwise classified pursuant to, any Environmental Laws as a "hazardous substance: "hazardous material; 'hazardous waste; "extremely hazardous waste; "acutely hazardous waste: "radioactive waste,' "infectious waste," "biohazardous waste” “Toxic substance” "pollutant," "Toxic pollutant," and “contaminant," as well as any formulation not mentioned herein intended to define, list, or classify substances by reason of deleterious properties such as igniteabilty, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, "EP toxicity,' or "TCLP toxicity"; (ii) petroleum, natural gas, natural gas liquids, liquefied natural gas, synthetic gas usable for fuel (or mixtures of natural gas and such synthetic gas) and ash produced by a resource recovery facility utilizing a municipal solid waste stream, and drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas, or geothermal resources; (iii) asbestos in any form; (IV) urea formaldehyde foam insulation; (v) polychlorinated biphenyls (PCBs); (vi) radon; (vii) any other chemical, material, or substance which is (because of its quantity, concentration, or physical or chemical characteristics) limited or regulated for health and safety reasons by any governmental authority, or which poses a significant

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present or potential hazard to human health and safety or to the environment if released into the workplace or the environment; (viii) any 'Hazardous Substance' or terms of similar import as defined in the State where Property is located or substances otherwise regulated or controlled in such State because of concerns for health, safety and/or property, and (IX) lead-based paint. 'Environmental Laws' means any and all requirements of courts including, without limitation, state courts whose decisions may be based on the common law of the aforementioned state} or governmental authorities relating to health, safety, the environment or to any Hazardous substances, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act (“CERCLA”), the Resource Conservation and Recovery Act ("RCRA”), the Hazardous Substances Transportation Act, the Toxic Substances Control Act, the Clean Water Act, the Endangered Species Act, the Clean Air Act, the Occupational Safety and Health Act and all similar federal, state and local environmental statutes, ordinances, and the rules, regulations, orders, decrees and guidance documents related thereto, whether any of the foregoing shall not exist or shall hereafter be enacted, decided, promulgated or published.

Borrower represents and warrants to Lender that to the best of Borrower's knowledge, except as set forth In that certain Environmental Questionnaire delivered by Borrower to Lender prior to the date hereof, and that certain environmental site assessment delivered to Lender in connection with the Loan (collectively, the "Environmental Report'): (A) during the period of Borrower's ownership of the Property: (1) there has been no use, generation, manufacture, storage, treatment, disposal, discharge, release, or threatened release of any Hazardous Substances by any person on or around the Property except Permitted Uses; and (2) there have been no Hazardous Substances transported over or through the Property except In connection with Permitted Uses; (B) after diligent inquiry, Borrower has no knowledge of, or reason to believe that there has been: any use generation, manufacture, storage, treatment, disposal, release, or threatened release of any Hazardous Substance, hazardous waste or other waste by any prior owners or prior occupants of the Property or by any third parties onto the Property; or any actual or threatened litigation or claims of any kind by any person relating to these matters; (C) no Hazardous Substances in excess of permitted levels or reportable quantities under applicable Environmental Laws are present in or about the Property or any nearby real property that could migrate to the Property; (0) no underground storage tanks of any kind are or ever have been located in or about the Property; (E) the Property and all operations and activities at, and the use and occupancy of, the Property, comply with all applicable Environmental Laws; (F) Borrower and every person currently having an interest in or conducting operations on the Property has complied wHh, and is now in strict compliance with, every permit, license, and approval required by all applicable Environmental Laws for all activities and operations at, and the use and occupancy of, the Property; and «(3) there are no claims related to Hazardous Substances pending or threatened with regard to the Property or against Borrower or any indemnitor other than Borrower (Individually or collectively, 'Indemnitorj under the Environmental Indemnity (as hereinafter defined). Borrower represents and warrants that, to the best of Borrower's knowledge, any written disclosure submitted by or on behalf of Borrower to Lender concerning any release or threatened release, past or present compliance by Borrower, or any other person of any Environmental Laws applicable to the Property, and any environmental concerns relating to the Property, was true and complete when submitted and continues to be true and complete as of the date of this security Instrument

Borrower (1) releases and waives any future claims against Lender for indemnity or contribution In the event Borrower becomes liable for Cleanup or other costs under any Environmental Laws or under any Hazardous Substances-related claim; (2) shall reimburse Lender, on demand, for all costs and expenses incurred by Lender in connection with any review, approval, consent, or inspection relating to the environmental provisions in this Security Instrument together with interest, after demand, at the highest rate permitted under applicable law; and (3) shall indemnify, defend, and hold Lender and Trustee harmless from and against all losses, costs, claims, damages, penalties, liabilities, causes of action, judgments, court costs, attorneys' fees and other legal expenses, costs of evidence of title, cost of evidence of value, and other expenses (collectively, "Expenses,,), including, without limitation, any Expenses incurred or accruing after the foreclosure of the lien of this Security Instrument, which either may suffer or incur and which directly or indirectly arise out of or are in any way connected with the breach of any environmental provision either In this Security Instrument or in any Loan Document or as a consequence of any release or threatened release or the presence, use, generation, manufacture,

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storage, disposal, transportation, release, or threatened release of any Hazardous Substances on or about the Property caused or permitted by Borrower, any prior owner or operator of the Property, any adjoining landowner or any other party, including, without limitation, the cost of any required or necessary monitoring, investigation, repair, cleanup, remedy, or detoxification of any Hazardous Substances and the preparation of any closure, remedial action, or other required plans, whether that action is required or necessary by reason of ads or omissions occurring prior to or following the recordation of this Security Instrument. Borrower's obligations will survive the satisfaction, release, or cancellation of the Loan, the release and reconveyance or partial release and reconveyance of this Security Instrument, and the foreclosure of the lien of this Security Instrument or deed in lieu thereof. Notwithstanding anything in this paragraph to the contrary, this paragraph shall not apply to the introduction and initial release of Hazardous Substances on the Property from and after the date that Lender acquires title to the Property through foreclosure or a deed in lieu of foreclosure (the "Transfer Date"); provided, however, Borrower shall bear the burden of proof that the introduction and initial release of such Hazardous Substances: (i) occurred subsequent to the Transfer Date, (ii) did not occur as the result of any act or omission of Borrower or its agents, and (iii) did not occur as a result of a continuing leaching, seeping, migration or release of any Hazardous Substances introduced prior to the Transfer Date in, on, under or near the Property.

To the extent permitted by applicable law, Lender or its agents, representatives, alid employees may waive its lien against the Property or any portion of it, including, without limitation, the Improvements and the Personal Property, to the extent that the Property is found to be environmentally Impaired and to exercise all rights and remedies of an unsecured creditor against Borrower and all of Borrower's assets and property for the recovery of any deficiency and environmental costs, including, without limitation, seeking an attachment order. Borrower will have the burden of proving that Borrower or any related party (or an affiliate or agent of Borrower or any related party) was not In any way negligent in permitting the release or threatened release of the Hazardous Substances.

Anything contained in this Security Instrument or in the Loan Documents to the contrary notwithstanding, the Expenses will be exceptions to any nonrecourse or exculpatory provision of the Loan Documents, and Borrower will be fully and personally liable for the Expenses. That liability will not be Iimited to the original principal amount of the obligations secured by this Security Instrument, and Borrower's obligations will survive the foreclosure, deed in lieu of foreclosure, release, reconveyance, or any other transfer of the Property or this Security Instrument. For the purposes of any action brought under this subsection, Borrower waives the defense of laches and any applicable statute of limitations.

Lender and any other person or entity designated by Lender, Including, without limitation, any representative of a governmental entity, and any environmental consultant, and any receiver appointed by any court of competent Jurisdiction, shall have the right, but not the obligation, to enter upon the Property at all reasonable times to assess any and all aspects of the environmental condition of the Property and its use, including, without limitation, conducting any environmental assessment or audit (the scope of which shall be detennined by Lender) and taking samples of soli, groundwater or other water, air, or building materials, and conducting other invasive testing. Borrower shall cooperate with and provide access to Lender and any such person or entity designated by Lender.

If recommended by the Environmental Report or any other environmental assessment or audit of the Property, Borrower shall establish and comply with an operations and maintenance program with respect to the Property, in form and substance reasonably acceptable to Lender, prepared by an environmental consultant reasonably acceptable to Lender, which program shall address any asbestos containing material or lead based paint that may now or in the future be detected at or on the Property. Without limiting the generality of the preceding sentence, Lender may require (1) periodic notices or reports to Lender in form, substance and at such intervals as Lender may specify, (2) an amendment to such operations and maintenance program to address changing circumstances, laws or other matters,
(3) at Borrower's sale expense, supplemental examination of the Property by consultants specified by Lender, (4) access to the Property by Lender, its agents or servicer, to review and assess the environmental condition of the Property and Borrower's compliance with any operations and maintenance

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program, and (5) variation of the operations and maintenance program in response to the reports provided by any such consultants.

1.04 Funds for Taxes, Insurance and Other Charges. Subject to applicable law or to a written waiver by Lender, Borrower shall pay to Lender, on the day monthly installments of principal and interest are payable under the Note (or on another day designated in writing by Lender) until the Note is paid in full, a sum (herein “Impounds” equal to one-twelfth (1/12) of: (a) all real property taxes and assessments (general and special), and all other taxes and assessments of any kind or nature whatsoever, including. without limitation, nongovernmental levies or assessments such as maintenance charges, levies or charges resulting from covenants, conditions and restrictions affecting the Property, which are assessed or Imposed upon the Property or any portion of ii, or become due and payable, and which create, may create or appear to create a lien upon the Property, or any part thereof, or upon any person, property, equipment or other facility used in the operation or maintenance thereof, or any tax or assessment on the Property, or any portion of it, in lieu thereof Dr in addition thereto, or any license fee, tax or assessment imposed on Lender and measured by or based in whole or in part upon the amount of the outstanding Secured Obligations (collectively, "Taxes”; (b) the yearly premium installments for fire and other hazard insurance, rent loss insurance, commercial general liability insurance and such other insurance covering the Property as Lender may require pursuant to Section 1.07 hereof (collectively, “Insurance Premiums”; and (c) if this Security Instrument is on a leasehold, the yearly fixed ground rent, if any, under any ground lease affecting the Property or any portion thereof, all as reasonably estimated initially and from time to time by Lender on the basis of assessments and bills and reasonable estimates thereof. Lender may require Borrower to pay to Lender, in advance, such other Impounds for other taxes, charges, premiums, assessments and impositions in connection with Borrower or the Property which Lender shall reasonably deem necessary to protect Lender's interests (collectively "Other Impositions”. (The Taxes, Insurance Premiums, Other Impositions, and other Hems for which Lender is authorized to collect Impounds hereunder are referred to collectively as "Impositions".) Unless otherwise provided by applicable law, Lender may require Impounds for Other Impositions to be paid by Borrower In a lump sum or in periodic installments, at Lender's option. Any waiver by Lender of a requirement that Borrower pays such Impounds may be revoked by Lender a\ any time upon notice In writing to Borrower.

Lender shall apply the Impounds to pay such Impositions so long as Borrower is not in breach of such rates, ground rent, Taxes, assessments, Insurance Premiums and other Impositions and so long as Borrower is not in breach of any covenant or agreement in this Security Instrument. Lender shall make no charge to Borrower for holding and applying the Impounds, annually analyzing such accounts, or for verifying and compiling said assessments and bills, unless Lender pays Borrower interest, earnings or profits on the Impounds and applicable law permits Lender to make such a charge. If requested by Lender, Borrower shall cause to be furnished to Lender a tax reporting service contract covering the Property of the type, duration and with a company satisfactory to Lender. Unless applicable law requires Interest, earnings or profits to be paid, Lender shall not be required to pay Borrower any Interest, earnings or profits on the Impounds. Lender shall give to Borrower, without charge, an annual accounting of the Impounds, showing credits and debits to the Impounds and the purpose for which each debit to the Impounds was made. The Impounds are pledged as additional security for all sums secured by this Security Instrument.

If the Impounds held by Lender at the time of the annual accounting thereof exceed the amounts deemed necessary by Lender to provide for the payment of such Impositions, as they fall due, or exceed the amounts permitted to be held by applicable law, if no Event of Default is in effect under any of the Loan Documents, Lender shall credit such excess Impounds on the next monthly installment or installments of Impounds due. If at any time the amount of the Impounds held by Lender shall be less than is sufficient to pay such Impositions as they fall due, Borrower shall pay to Lender the amount necessary to make up the deficiency within thirty (30) days after notice from Lender to Borrower requesting payment thereof.

Upon the occurrence of any Event of Default under any of the Loan Documents or Borrower's breach of any covenant or agreement of Borrower In this security Instrument, Lender may apply, in any amount and in any order as Lender shall determine, any Impounds held by Lender at the time of

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application, (i) to pay Impositions which are now or will hereafter become due, or (il) as a credit against the sums secured by this Security Instrument. Upon payment in full of all sums secured by this Security Instrument or upon Defeasance (as defined in the Note, if so defined), Lender shall promptly refund to Borrower any Impounds held by Lender.

1.05 Application of Payments. Unless applicable law provides otherwise, all payments received by Lender from Borrower under the Note or this Security Instrument shall be applied by Lender in the following order of priority: (i) to interest payable on the Note; (ii) to principal due on the Note; (iii) to interest payable on advances made pursuant to Section 1.14 hereof; (iv) to principal of advances made pursuant to Section 1.14 hereof; (v) to amounts payable to Lender by Borrower under Section 1.04 hereof; and (vi) any other sums secured by this Security Instrument In such order as Lender, at Lender's option, may determine; provided, however, that Lender may, at Lender's option, apply any sums payable pursuant to Section 1.14 hereof prior to Interest on and principal of the Nota, but such application shall not otherwise affect the order of priority of application specified in this Section 1.05.

1.06 Charges; Liens. Unless Lender shall be collecting (and Borrower shall have paid as required) Impounds pursuant to Section 1.04 above, Borrower shall pay, at Borrower's cost and expense, all Impositions attributable to the Properly, the Note, this Security Instrument, or any part thereof or interest therein by Borrower making or causing to be made payment, when due, directly to the payee thereof, or in such other manner as Lender may designate in writing. Borrower shall promptly furnish to Lender all notices of amounts due under this Section 1.06, and if Borrower shall make payment directly, Borrower shall promptly furnish to Lender receipts evidencing such payments. Borrower shall pay and promptly discharge, at Borrower's cost and expense, all liens, encumbrances and charges upon, and the claims of all persons supplying labor or materials to or in connection with, the Property, or any part thereof or interest therein, without regard to whether such lien, encumbrance, charge or claim is or may be senior and superior to, equal with or junior and inferior to the lien of this Security Instrument. If Borrower shall fail to pay, remove and discharge any such lien, encumbrance, charge or claim, then in addition to any other right or remedy of Lender, Lender may, but shall not be obligated to, discharge the same, either by paying the amount claimed to be due or by procuring the discharge of such lien, encumbrance, charge or claim by depositing in a court a bond or the amount claimed or otherwise giving security for such claim, or by procuring such discharge in such manner as is or may be prescribed by law. Borrower shall, immediately upon demand therefor by Lender, pay to Lender an amount equal to all costs and expenses incurred by Lender in connection with the exercise by Lender of the foregoing right to discharge any such lien, encumbrance, charge or claim, together with interest thereon from the date of such expenditure at the Default Rate.

Borrower shall give Lender prompt written notice of (a) the proposed creation of any county, municipal, quasi governmental or other improvement or special district of any nature or (b) any action in respect to such district, which may affect the Property, including, without limitation, any proposed service plan or modification of such plan, proposed organization of such district and election in regard to such organization, the proposed issuance of bonds by such district and election in regard to such issuance and the proposed inclusion of the Properly in any such district, and Borrower shall not consent to the creation of any such district or any such action in respect to such district without the prior written consent of Lender, which consent shall not be unreasonably withheld.

1.07 Required Insurance; Delivery of Policies. Borrower shall at all times provide, maintain and keep in force or cause to be provided, maintained and kept In force, at no expense to Trustee or Lender, policies of insurance in form and amounts, covering such casualties, risks, perils, liabilities and other hazards >IS provided below. All such insurance policies shall be written by a company or companies authorized and admitted to Issue insurance In the State where the Property is located and having a rating of A2 or better for ratings by Moody's Investors Service, Inc., or A or better for ratings by Fitch Investors Service, LP. or Standard & Poor's Ratings Services.

(a) Borrower shall initially maintain, until Lender shall otherwise indicate in writing, the following insurance:

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(1) Property Insurance. Borrower, at its sole cost and expense, shall keep all Improvements, boilers and machinery, and all other Personal Property of Borrower now or hereafter situated on the Property insured during the term of this Security Instrument against loss or damage by fire and against loss or damage by other risks now embraced by 'Special Form" or "All Risk" coverage, so called, (including without limitation, riot and civil commotion, vandalism, malicious mischief, water, fire, burglary and theft) without any exclusion for terrorism, boiler and machinery coverage (If applicable), flood and/or earthquake Insurance (if applicable), all as may be required by lender, in amounts at all times sufficient to prevent Lender from becoming a co-insurer within the terms of the applicable policies and under applicable insurance law, providing for deductibles (not to exceed the lesser of 1% of the face amount of any such policy or $10,000), maintained in an amount not less than 100% of the full replacement cost of the Improvements and betterments and Personal Property (equivalent to the insurable value of the Improvements and Personal Property as determined by an appraisal acceptable to Lender), on an agreed amount basis, without deduction for depreciation and without reference to coinsurance (an insurance to value provision is not permitted in the policy).

(2) Liability Insurance. Borrower shall also provide commercial general liability insurance, on the so-called "occurrence" form naming Lender as an additional insured, including personal injury, death and property damage liability, and against any and all claims, including all legal liability to the extent insurable and imposed upon Lender and all court costs and legal fees and expenses, in an amount not less than One Million Dollars ($1,000,000), combined single limit policy, Two Million Dollars ($2,000,000) In the aggregate, for personal injury and property damage, to be without a deductible.

(3) Business Income Insurance. "Business income" and/or "rental income" insurance, each naming Lender as loss payee, in an amount sufficient to avoid any co insurance penalty and to provide proceeds which will cover a period of not less than twelve (12) months from the date of casualty or loss; the term "rental income" shall mean the sum of (A) the total then ascertainable Rents payable under the Leases (defined below) and (8) the total ascertainable amount of all other amounts to be received by Borrower from third parties which are the legal obligation of the tenants under such Leases, reduced to the extent such amounts would not be received because of operating expenses not incurred during a period of non occupancy of that portion of the Property then not being occupied.

(4) Flood Insurance. If the Property is now, or hereafter becomes, situated in a federally designated special flood hazard area, then Borrower shall obtain and maintain at all times thereafter, a policy of flood insurance in such amount as lender may, from time to time require, and shall otherwise comply with the requirements of the National Flood Insurance Program. A Life of Loan Flood Hazard Certificate shall be provided to lender identifying the Flood Hazard Zone in which the Property is situated.

(5) Law and Ordinance Insurance. If any of the Improvements or the use of the Property shall at any time constitute a legal non-conforming structure or use, Borrower shall obtain an "Ordinance or Law Coverage" or "Enforcement" endorsement, which shall Include coverage for (A) loss of value On an amount no less than 100% of the full replacement cost of the Improvements), (8) demolition and debris removal costs On an amount not less than 15% of the policy limit or insured value), and (C) increased costs of construction (in an amount not less than 15% of the policy limit or insured value).

(6) Builder's Risk Insurance. At all times during which structural construction, repairs or alterations are being made with respect 10 the Improvements, Borrower shall also maintain (A) owner's contingent or protective liability insurance covering claims not covered by or under the terms or provisions of the above-mentioned commercial general liability insurance policy; and (B) the insurance provided for in subsection (1) above written in a so-called builder's risk completed value form (w) on a non-reporting basis, (Xl against all risks insured against pursuant to the first sentence of this paragraph, (y) Including permission to occupy the Property, and (z) with an Agreed Amount endorsement waiving coinsurance provisions.

(7) Workers' Compensation Insurance. If Borrower has employees, Borrower shall also maintain workers' compensation, subject to the statutory limits of the state where the Property

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Is located, and employer's liability insurance with a limit of at least $1,000,000 per accident and per disease per employee, with respect to any work or operations on or about the Property.

(b) The original policy or policies and renewals thereof (or, at the sole option of Lender, duplicate originals or certified copies thereof), together with receipts evidencing payment of the premium therefor, shall be deposited with Lender, and Borrower hereby assigns to lender the proceeds of such policy or policies as additional security for the Secured Obligations. Not more than forty-five (45) days after closing the Loan, Borrower shall deliver to Lender the Origin,.1 policy or policies (or, at the sole option of Lender, duplicate originals or certified copies thereof). Such insurance may be provided in one policy or separate policies for hazard Insurance, rental or business Income Insurance, general liability, earthquake, environmental or flood (or other special perils) insurance. Each such policy of insurance shall contain a non-contributing loss payable clause and a mortgagee clause in favor of and In form acceptable to Lender for policies referred to under subsections 1.07(a)(I), (3), (4), (5), and (6), and naming Lender as an additional insured for policies referred to under subsections 1.07(a) (2) and (7), and shall provide for not less than thirty (30) days prior written notice to Lender of any intent to modify, cancel, or terminate the policy or policies or the expiration of such policies of insurance, and must include a Lender's Loss Payable endorsement, and such other endorsements as required by Lender, including a replacement cost endorsement and agreed amount endorsement. If the insurance required under this Section 1.07 or any portion thereof is maintained pursuant to a blanket policy, Borrower shall furnish to Lender a certified copy of such policy, together with an Original Evidence of Insurance (Accord Form 2B) indicating that Lender (and its successors and/or assigns) is an insured under such policy in regard to the Property and showing the amount of coverage apportioned to the Property which coverage shall be in an amount sufficient to satisfy the requirements hereof. Not less than thirty (30) days prior to the expiration dates of each policy required of Borrower hereunder, Borrower will deliver to Lender a renewal policy or policies marked "premium paid" or accompanied by other evidence of payment and renewal satisfactory to Lender, and In the event of foreclosure of this Security Instrument, any purchaser or purchasers of the Property shall succeed to all rights of Borrower, including, without limitation, any rights to unearned premiums, in and to all insurance policies assigned and delivered to Lender pursuant to the provisions of this Section 1.07.

(C) Notwithstanding the foregoing, at any time while any amounts remain outstanding under the Loan, upon the written request of Lender, Borrower shall be required to maintain such insurance as may from time to time be required under Lender's then current underwriting guidelines.

1.08 Payment of Premiums. If Lender shall collect and Borrower shall pay in full Impounds for premiums in accordance with the provisions of Section 1.04 above, Borrower shall be deemed to have "paid" the premiums for the purposes of this Section 1.0B. in the event Borrower falls to provide, maintain, keep in force or deliver to Lender the policies of insurance required by this Security Instrument or by any Loan Document, Lender may (but shall have no obligation to) procure such insurance or single-Interest insurance for such risks covering Lender's interest, and Borrower will pay all premiums thereon and reimburse Lender for all amounts paid or incurred by Lender In connection therewith promptly upon demand by Lender, and until such payment is made by Borrower, the amount of all such premiums shall be added to the principal amount of the Loan and shall bear interest at the Default Rate.

1.09 casualties; Insurance and Condemnation Proceeds. In the event of a casualty or a taking by eminent domain, the following provisions shall apply in connection with the Restoration (defined below) of the Property:

(a) If the Property shall be damaged or destroyed, in whole or in part, by fire or other casualty, or if the Property or any portion thereof is taken in any condemnation or eminent domain proceeding, Borrower shall give prompt notice of such damage or taking to Lender and shall promptly commence and diligently prosecute the completion of the repair and restoration of the Property as nearly as possible to the condition of the Property was in immediately prior to such fire or other casualty or taking, with such alterations as may be approved by Lender (the 'Restoration").

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(b) The term "Net Proceeds' for purposes of this Section 1.09 shall mean: 0) the net amount of all insurance proceeds under the policies carried pursuant to Section 1.07 hereof as a result of such damage or destruction, after deduction of Lender's reasonable costs and expenses (including, without limitation, attorneys' fees), if any, in collecting the same, or (ii) the net amount of all awards and payments received by Lender with respect to a taking referenced in Section 1.17 hereof, after deduction of lender's reasonable costs and expenses including, without limitation, attorneys' fees), if any, In collecting the same, whichever the case may be. If (i) the Net Proceeds do not exceed $50,000 (the "Net Proceeds Availability Threshold”); (ii) the costs of completing the Restoration as reasonably estimated by Borrower shall be less than or equal to the Net Proceeds; (iii) no Event of Default exists under the Note, this Security Instrument or any of the other Loan Documents; (iv) the Property and the use thereof after the Restoration will be in compliance with, and permitted under, all applicable zoning laws, ordinances rules and regulations (Including, without limitation, laws relating to legal nonconforming structures or uses and all applicable Environmental Laws; (v) (A) if the Net Proceeds are insurance proceeds, less than twenty-five percent (25%) of the total floor area of the Improvements has been damaged or destroyed, or rendered unusable as a result of such fire or other casualty; or (9) if the Net Proceeds are condemnation awards, less than 25% of the Property is taken, such Property that is taken is located along the perimeter or periphery of the Property, no portion of the Improvements is located on such Property, and such taking does not materially impair access to the Property; and (vi) Lender shall be satisfied that any operating deficits, including, without limitation, all scheduled payments of principal and interest under the Note which will be incurred with respect to the Property as a result of the occurrence of any such fire or other casualty or taking, whichever the case may be, will be covered out of (1) the Net Proceeds, or (2) other funds of Borrower. then the Net Proceeds will be disbursed directly to Borrower.

(c) If the Net Proceeds are greater than the Net Proceeds Availability Threshold, such Net Proceeds shall, subject to the provisions of the leases that are superior to the lien of this Security Instrument or with respect to which subordination and non-disturbance agreements binding upon Lender have been entered Into and such subordination and non-disturbance agreements apply to the deposits of Net Proceeds, be forthwith paid to Lender to be held by lender in a segregated account to be made available to Borrower for the Restoration in accordance with the provisions of this Subsection 1.09(c).

The Net Proceeds held by lender pursuant to Subsection 1.09(c) hereof shall be made available to Borrower for payment or reimbursement of Borrower's expenses in connection with the Restoration, subject to the following conditions:

(1) no Event of Default exists under the Note, this Security Instrument or any of the other Loan Documents;

(2) Lender shall, within a reasonable period of time prior to a request for an initial disbursement, be furnished with an estimate of the cost of the Restoration accompanied by an independent architect's opinion based on due professional investigation as to such costs and appropriate plans and specifications for the Restoration, such plans and specifications and cost estimates to be subject to Lender's approval, not to be unreasonably withheld or delayed;

(3) the Net Proceeds, together with any cash or cash equivalent deposited by Borrower with lender, are sufficient to cover the cost of the Restoration as such costs are certified by the independent architect;

(4) Net Proceeds are less than the outstanding principal balance of the Note;

(5) (A) If the Net Proceeds are Insurance proceeds, less than sixty percent (60%) of the total floor area of the Improvements has been damaged or destroyed, or rendered unusable as a result of such fire or other casually; or (B) if the Net Proceeds are condemnation awards, less than 25% of the Property Is taken, such Property that is taken is located along the perimeter or periphery of the Property, no portion of the Improvements is located on such Property and such taking does not materially impair access to the Property;

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(6) Lender shall be satisfied that any operating deficits, including, without limitation, all scheduled payments of principal and interest under the Note Which will be incurred with respect to the Property as a result of the· occurrence of any such fire or other casually or taking, whichever the case may be, will be covered out of (1) the Net Proceeds. or (2) other funds of Borrower;

(7) Lender shall be satisfied that. upon completion of the Restoration, the gross cash flow and the net cash flow of the Property will be restored to a level sufficient to cover all carrying costs and operating expenses of the Property, including, without limitation, debt service on the Note at a coverage ratio (after deducting all required reserves as required by Lender from net operating Income) of at leas11.55 to 1.0, which coverage ratio shall be determined by Lender on the basis of the Applicable Interest Rate (as defined in the NOTE);

(8) the Restoration can reasonably be completed on or before the earliest to occur of (A) six (6) months prior to the Maturity Date (defined in the Note), (B) the earliest date required for such completion under the terms of any Major Leases (defined below) and (C) such time as may be required under applicable zoning law, ordinance rule or regulation in order 10 repair and restore the Property to as nearly as possible the condition it was in immediately prior to such fire or other casualty or to such taking, as applicable;

(9) the Property and use thereof after the Restoration will be in compliance with, and permitted under, all applicable zoning laws, ordinances, rules and regulations including, without limitation, laws relating to legal nonconforming structures or uses and all applicable Environmental Laws; and

(10) each Major Lease in effect as of the date of the occurrence of such fire or other casualty shall remain In full force and effect during and after the completion of the Restoration without abatement of rent beyond the time required for Restoration.

For purposes hereof, the term "Major Lease" shall mean (I) any Lease which (A) provides for rental Income representing ten percent (10%) or more of the total rental income for the Property, (B) covers ten percent (10%) or more of the total space at the Property, in the aggregate, or (C) provides for a lease term of more than ten (10) years Including options to renew and (ii) any instrument guaranteeing or providing credit support for any Major lease.

(d) The Net Proceeds held by lender until disbursed in accordance with the provisions of this Section 1.09 shall constitute additional security for the Secured Obligations. If Borrower is entitled to Net Proceeds pursuant to the terms hereof, the Net Proceeds (other than the Net Proceeds paid under the policy described in Section 1.07(a)(3) hereof for loss of rents or business interruption) shall be disbursed by Lender to, or as directed by, Borrower, In an amount equal to the costs actually incurred from time to time for work ( in place as part of the Restoration less customary retainage from time to time during the course of the Restoration, not more frequently than once per month, upon receipt of evidence satisfactory to Lender that (A) all materials installed and work ( and labor performed (except to the extent that they are to be paid for out of the requested disbursement) in connection with the Restoration have been paid for in full, and (B) there exist no notices of pendency, stop orders, mechanic's or materialman's liens or notices of intention to file the same. or any other liens or encumbrances of any nature whatsoever on the Property arising out of the Restoration which have not either been fully bonded and discharged of record or in the alternative fully insured to the satisfaction of Lender by the title company Insuring the lien of this Security Instrument. The Net Proceeds paid under the policy described in Section 1.07(b)(3) shall be disbursed by Lender to pay for debt service under the Loan. to pay other expenses incurred by Borrower In connection with the ownership and operation of the Property, and the remainder thereof, to, or as directed by, Borrower to pay for the cost of the Restoration in accordance with this Section 1.09(d). Final payment shall be made after submission to lender of all licenses, permits, certificates of occupancy and other required approvals of governmental authorization having jurisdiction and Casualty Consultant's (defined below) certification that the Restoration has been fully completed.

(e) Lender shall have the use of the plans and specifications and all permits, licenses and approvals required or obtained in connection with the Restoration. The identity of the contractors,

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subcontractors and materialmen engaged in the Restoration, as well as the contracts under which they have been engaged, shall be subject to prior review and acceptance by lender and an independent consulting engineer selected by Lender (the "casualty Consultant"), such acceptance not to be unreasonably withheld or delayed. All costs and expenses incurred by Lender in connection with making the Net Proceeds available for the Restoration, including, without limitation, attorneys' fees and disbursements and the casualty Consultant's fees, shall be paid by Borrower.

(f) If at any time the Net Proceeds or the undisbursed balance thereof shall not, in the reasonable opinion of Lender, be sufficient to pay in full the balance of the costs which are estimated by the casualty Consultant to be incurred in connection with the completion of the Restoration, Borrower shall deposit the deficiency in immediately available funds (the "Net Proceeds Deficiency") witl1lender before any further disbursement of the Net Proceeds shall be made. The Net Proceeds Deficiency deposited with Lender shall be held by Lender and shall be disbursed for costs actually incurred in connection with the Restoration on the same conditions applicable to the disbursement of the Net Proceeds, and until so disbursed pursuant to this Section 1.09 shall constitute additional security for the secured Obligations.

(g) Unless an Event of Default exists, Borrower shall settle any insurance claims with respect to the Net Proceeds which in the aggregate are less than the Net Proceeds Availability Threshold. Lender shall have the right to participate in and reasonably approve any settlement for Insurance claims with respect to the Net Proceeds which in the aggregate are greater than the Net Proceeds Availability Threshold. If an Event Of Default exists, Borrower hereby irrevocably empowers lender, at Lender's sale election, in the name of Borrower as its true and lawful attorney-in-fact, to file and prosecute such claims and to collect and to make receipt for any such payment. Notwithstanding the foregoing, lender's failure 10 file and prosecute any such claims shall not diminish or impair Lender's rights and remedies against Borrower under the Loan Documents. If the Net Proceeds are received by Borrower, such Net Proceeds shall, until the completion of the related work, be held in trust for Lender and shall be segregated from other funds of Borrower to be used to pay for the cost of the Restoration in accordance with the terms hereof.

(h) The excess, If any, of the Net Proceeds and the remaining balance, if any, of the Net Proceeds Deficiency deposited with Lender after (i) the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Section 1.09, and (ii) the receipt by Lender of evidence satisfactory to lender that all costs incurred in connection with the Restoration have been paid in full and all required permits, licenses, certificates of occupancy and other required approvals of governmental authorities having jurisdiction have been issued, shall be remitted by Lender to Borrower, provided no Event of Default shall have occurred and shall be continuing under the Note, this Security Instrument or any of the other Loan Documents.

(I) All Net Proceeds not required (i) 10 be made available for the Restoration or (ii) to be returned to Borrower as excess Net Proceeds pursuant to Subsection 1.09(h) hereof shall be retained and applied by Lender toward the payment of the secured Obligations whether or not then due and payable in such order, priority and proportions as Lender shall determine, without Prepayment Charge, or, at Lender's sole election, the same shall be paid, either in whole or in part, to Borrower. If lender shall receive and retain Net Proceeds, the lien of this Security Instrument shall be reduced only by the amount received and retained by Lender and actually applied by Lender in reduction of the Secured Obligations.

BORROWER HEREBY ACKNOWLEDGES AND AGREES THAT IT IS AWARE OF AND UNDERSTANDS SCHOOLCRAFT V. ROSS (81 CAL APP. 3D 75 (1981)) AND ITS PROGENY AS WELL AS CAUFORNIA CIVIL CODE SECTION 2924.7 AND CAUFORNIA FINANCIAL CODE SECTIONS 1227.3 AND 7462, WHICH PERMIT LENDER TO REQUIRE INSURANCE BUT OBLIGATE LENDER TO ALLOW BORROWER TO USE CASUALTY INSURANCE PROCEEDS FOR THE PURPOSE OF REPAIRING OR RESTORING THE REAL PROPERTY PLEDGED AS SECURITY FOR THE BORROWER'S OBUGATIONS TO LENDER UNLESS LENDER'S SECURITY HAS BEEN IMPAIRED. BORROWER HEREBY ACKNOWLEDGES AND AGREES THAT, IN THE EVENT OF A

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CASUALTY TO THE PROPERTY, IF BORROWER FAILS TO REPAIR OR RESTORE THE PROPERTY IN A MANNER CONSISTENT WITH THE PROVISIONS OF THIS SECTION 1.09 ABOVE, REGAROLESS OF WHETHER SUCH FAILURE IS THE RESULT OF ANY VOLUNTARY ACTION OR INACTION BY BORROWER, OR ANY ACT OR DETERMINATION OF ANY GOVERNMENTAL AUTHORITY (WHETHER PURSUANT TO ANY ZONNG, LAND USE OR OTHER ORDINANCE, CODE, REGULATION OR REQUIREMENT OR OTHERWISE), SUCH FAILURE IS AND SHALL BE DEEMED A SUBSTANTIAL IMPAIRMENT OF THE PROPERTY ENTITLING LENDER TO APPLY THE NET INSURANCE PROCEEDS TO THE INDEBTEDNESS IN SUCH ORDER AND MANNER AS LENDER MAY ELECT, WHETHER OR NOT DUE AND PAYABLE, WITH ANY EXCESS PAID TO BORROWER. BY CAUSING THOSE PERSONS EXECUTING THIS SECURITY INSTRUMENT ON ITS BEHALF TO SEPARATELY INITIAL THIS PROVISION BY PLACING THEIR INITIALS BELOW THIS PROVISION IN THE SPACE PROVIDED BELOW, BORROWER HEREBY ACKNOWLEDGES AND AGREES THAT THE TERMS OF THIS PROVISION HAVE BEEN SPECIFICALLY BARGAINED FOR AND ARE A MATERIAL INDUCEMENT FOR LENDER TO MAKE THE LOAN AND WITHOUT WHICH LENDER WOULD NDT MAKE THE LOAN.
INITIALS:~

a;:.,.

1.10 Assignment of Policies Upon Foreclosure. In the event of foreclosure of this Security Instrument or other transfer of title or assignment of the Property in extinguishment, in whole or in part, of the debt secured hereby, all right, title and interest of Borrower In and to all policies of insurance required by Section 1.07 hereof shall Inure to the benefit of and pass to the successor in interest to Borrower or the purchaser or grantee of the Property.

1.11 Indemnification; Subrogation; Waiver of Offset. (a) Notwithstanding any other provisions of this Security, Lender is not undertaking any obligations, nor shall Lender have any obligations, under the Leases; or with respect to agreements, contracts, certificates, instruments, franchises, permits, licenses and other items which are part of the Property. If Lender or Trustee is made a party to any litigation concerning the Note, this Security Instrument, any of the Loan Documents. the Property or any part thereof or interest therein, or the occupancy of the Property by Borrower, then Borrower shall Indemnify, defend and hold Lender and Trustee harmless from all liability by reason of said litigation, including, without limitation, attorneys' fees and expenses incurred by Lender or Trustee as a result of any such litigation, whether or not any such litigation is prosecuted to judgment. Lender and Trustee may employ an attorney or attorneys selected by It to protect Its rights hereunder, and Borrower shall pay to Lender and Trustee attorneys' fees and costs incurred by Lender and Trustee. (b) Borrower waives any and all right to claim or recover against Lender, Trustee, or their respective officers, employees, agents and representatives, for loss of or damage to Borrower, the Property, Borrowers property or the property of others under Borrower's control from any cause insured against or required to be insured against by the provisions of this Security Instrument

(c) All sums payable by Borrower pursuant to this Security Instrument or the Note shall be paid without notice, demand, counterclaim, setoff, deduction or defense and without abatement suspension, deferment, diminution or reduction, and the obligations and liabilities of Borrower hereunder shall in no way be released. discharged or otherwise affected (except as expressly provided herein) by reason of: (i) any damage to or destruction of or any condemnation or similar taking of the Property or any part thereof; 01) any restriction or prevention of or Interference by any third party with any use of the Property or any part thereof; (III) any title defect or encumbrance or any eviction from the Property, the Improvements or any part thereof by title paramount or otherwise; (Iv) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other Bile proceeding relating to Lender, or any action taken with respect to this Security Instrument by any trustee or receiver of Lender, or by any court, in any such proceeding; (v) any claim which Borrower has or might have against Lender;

(vi) any default or failure on the part of Lender to perform or comply with any of the terms hereof or of any other agreement with Borrower; or (vii) any other occurrence whatsoever, whether similar or dissimilar to

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the foregoing and whether or not Borrower shall have notice or knowledge of any of the foregoing. Except as expressly provided herein, Borrower waives all lights now or hereafter conferred by statute or otherwise to any abatement, suspension, deferment, diminution or reduction of any sum secured hereby and payable by Borrower.

1.12 Utilities. Borrower shall payor shall cause to be paid when due all utility charges which are incurred by Borrower for the benefit of the Property and all other assessments or charges of a similar nature, whether or not suoh charges are or may become liens thereon.

1.13 Actions Affecting Property. Borrower shall promptly give Lender written notice of, and shall appear in and contest, any action Dr proceeding purporting to affect the Property or any portion thereof or interest therein, or the security of this Security Instrument or the rights or powers of Lender or Trustee; and shall pay all costs and expenses, including, without limitation, the cost of evidence of title and attorneys' fees, in any such action or proceeding in which Lender or Trustee may appear.

1.14 Actions by Trustee or Lender to Preserve Property. If Borrower fails to make any payment or to do any act as and in the manner provided in any of the Loan Documents, Lender and/or Trustee, each at its own election, without obligation so to do, without releasing Borrower from any obligation, and without notice to or demand upon Borrower, may make or do the same in such manner and to such extent as either may deem necessary to protect the security hereof. In connection therewith (without limiting their general powers, whether conferred herein, in any other Loan Documents or by law), Lender and Trustee shall have and are hereby given the right, but not the obligation, (i) to enter upon and take possession of the Property; (ii) to make additions, alterations, repairs and improvements to the Property which they or either of them may consider necessary or proper to keep the Property in good condition and repair; (iii) To appear and participate in any action or proceeding affecting or which may affect the Property or any portion thereof or Interest therein, the security of this Security Instrument or the rights or powers of Lender or Trustee; (Iv) to pay, purchase, contest or compromise any encumbrance, claim, charge, lien or debt which in the judgment of either may affect or appears to affect the security of this Security Instrument or be prior or superior hereto; and (v) in exercising such powers, to pay necessary expenses, including, without limitation, attorneys' fees and costs or other necessary or desirable consultants. Borrower shall, immediately upon demand therefor by Lender and Trustee or either of them, pay to Lender and Trustee an amount equal to all respective costs and expenses incurred by such party In connection with the exercise of the foregoing rights, Including, without limitation, costs of evidence of title, court costs, appraisals, surveys and receiver's, trustee's and attorneys' fees and costs and expenses, together with interest thereon from the date of such expenditure al the Default Rate.

1.15 Transfers; Due On Sale/Encumbrance.

(a) Lender Reliance. Borrower acknowledges that Lender has examined and relied on the experience of Borrower or its general partners, managing partners, managing members, principals Of any direct or indirect legal or beneficial owner of Borrower In owning and operating properties such as the Property in agreeing to make the Loan, and will continue to rely on Borrower's ownership of the Property as a means of maintaining the value of the Property as security for payment and performance of the Secured Obligations. Borrower acknowledges that Lender has a valid interest In maintaining the value of the Property so as to ensure that, should Borrower default in the payment or the performance of the Secured Obligations, Lender can recover the Secured Obligations by a sale of the Property.

(b) Transfer Definitions. For purposes of this Section 1.15, an "Affiliated Manager" shall mean any Property Manager In which Borrower, any Guarantor (as hereinafter defined) or any Indemnitor has, directly or indirectly, any legal, beneficial or economic interest; a "Restricted Party" shall mean Borrower, any Guarantor, any Indemnitor, or any Affiliated Manager or any shareholder, partner, member or non-member manager, or any direct or indirect legal or beneficial owner of Borrower, any Guarantor, any Indemnitor, any Affiliated Manager or any lien-member manager; a “Sale" shall mean a voluntary or involuntary sale, conveyance or transfer of a legal or beneficial Interest; and a "Pledge" shall mean a pledge of or grant of a security interest in a legal or beneficial Interest; the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of management, policies or

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activities of a person or entity, whether through ownership of voting securities, by contract, by operation of law, or otherwise.

(c) No Sale/Encumbrance.

(1) Except as is set forth below in Section 1.1S(d) with respect to Permitted Transfers (as hereinafter defined), Borrower shall not sell, convey, mortgage, grant, bargain, encumber, pledge, assign, grant options with respect to, or otherwise transfer or dispose of (directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, and whether Dr not for consideration or of record) the Property or any part thereof or any legal or beneficial interest therein or permit a Sale or Pledge of an interest in any Restricted Party (collectively a "Transfer”, without the prior written consent of Lender, which consent may be withheld at Lender's sole election, regardless of whether the conditions set forth in Subsection 1.15(e) hereof have been satisfied, without limiting the foregoing, there shall be no subordinate financing placed on any portion of the Property.

(2) A Transfer shall include, without limitation: (i) an installment sales agreement wherein Borrower agrees to sell the Property or any part thereof for a price to be paid in installments; (ii) an agreement by Borrower leasing all or a substantial part of the property for other than actual occupancy by a space tenant thereunder or a sale, assignment or other transfer of, or the grant of a security interest in, Borrower's right, sale and interest in and to any Leases or any Rents; (iii) if a Restricted Party is a corporation, any merger, consolidation, Sale or Pledge of such corporation's stock or the creation or issuance of new stock in such corporation; (IV) if a Restricted Party is a limited Dr general partnership or joint venture, any merger or consolidation or the change, removal, resignation or addition of any general partner or joint venturer, or the Sale or Pledge of the partnership Interest of any limited partner, general partner or joint venturer, or the Sale or Pledge of any profits or proceeds relating to such partnership interest, or the creation or issuance of new partnership interests; (v) if a Restricted Party is a limited liability company, any merger or consolidation or the change, removal, resignation or addition of any managing member or non-member manager (or If no managing member or non-member manager, any member) or the sale or Pledge of the membership interest of any member or any profits or proceeds relating to such membership interest, or the creation 'or issuance of new membership interests; (vi) If a Restricted Party is a trust or nominee trust, any merger or consolidation or the Sale or Pledge of the legal or beneficial interests in such Restricted Party or the creation or issuance of new legal or beneficial interests; (vii) the removal or the resignation of the Property Manager (including, without limitation, an Affiliated Manager) other than in accordance with Section 1.02 hereof; and (viii) without limitation to the foregoing, any Sale or Pledge by any person or entity which directly or indirectly controls Borrower of its direct or indirect controlling interest in Borrower.

(d) Permitted Transfers.

(1) Notwithstanding the provisions of Sections 1.15(b) and (e) hereof, the following transfers shall not be deemed to be a Transfer: (i) transfers by devise or descent or by operation of law upon the death of a member, partner or shareholder of a Restricted Party; (ii) the Sale, in one or a series of transactions, of not more than forty-nine percent (49%) of the stock in a Restricted Party; (iii) the Sale, in one or a series of transactions, of not more than forty-nine percent (49%) of the limited partnership interests or non-managing membership interests, as the case may be, in a Restricted Party; (iv) inter vivos and testamentary transfers of the legal or beneficial interests (including, without limitation, stock, partnership interests and membership interests) in a Restricted Party (A) to an existing owner of a legal or beneficial interest including, without limitation, a shareholder, limited partner, general partner, joint venturer or member} in such Restricted Party on the date hereof (an "Existing Owner”, (B) to a lineal descendant or spouse of an Existing Owner, (C) to a trust, the beneficiary of which is (and so long as any part of the Loan remains unpaid continues to be) an Existing Owner or a lineal descendant or spouse of an Existing Owner, or (D) to a corporation, limited or general partnership, limited liability company or other legal enemy which Is (and so long as any part of the Loan remains unpaid continues to be wholly owned and controlled by an Existing Owner; and (v) pursuant to Leases for which Lender's consent is not required in accordance with the provisions of Section 1.26 (b) hereof; Notwithstanding the introductory clause of this paragraph, the transfers described in clauses (i) through (iv) inclusive of this paragraph

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(collectively, "Permitted Transfers") shall be subject to lender's prior written consent, which consent Lender shall provide upon satisfaction of the conditions set forth in Subsection 1.15(e) hereof.

(e) Conditions Precedent. Lender's consent to any Transfer/Permitted Transfer. regardless of whether Lender has consented to any previous Transfer/Permitted Transfer, is subject to satisfaction of the following conditions precedent:

(1) Lender shall have received at least thirty (30) days prior written notice of the Transfer/Permitted Transfer, together with copies of such documents and information relating to the Transfer/Permitted Transfer as Lender may request, including, without limitation, the Sale documents (including, without limitation, purchase/sale agreement, If any), the terms and structure of the Sale and the nature and structure of the Sale (including, without limitation, debt/equity structure, if any).

(2) the Transfer/Permitted Transfer shall not result In a change In the control of any Restricted Party or a change In the control or management of the Borrower and the Property, or, in the alternative, the person{s) or entity(ies) proposed to assume control of such Restricted Party and the person(s) or entity(ies) proposed to assume control and management of the Borrower and the Property shall be acceptable to Lender In all respects (Including, without limitation, financial condition, credit history and management ability/experience and other relevant criteria, all as determined by Lender);

(3) the Transfer/Permitted Transfer shall not release any Guarantor or Indemnitor or their respective estates from their respective obligations under the Loan Documents;

(4) the Transfer/Permitted Transfer shall not release the Borrower from Hs obligations under the Note, this Security Instrument, or any other Loan Documents;

(5) the Transfer/Permitted Transfer shall not have any adverse effect either on the Borrower's compliance with the provisions of this Security Instrument, including, without limitation, Section 1.29 (captioned "Single Purpose Entity") and Section 1.30 (captioned "ERISA") hereof, or on the Borrower's status as a continuing legal entity liable for the payment and performance of the Secured Obligations;

(6) Borrower shall pay all of Lender's costs and expenses, including, without limitation, attorneys' fees and costs, and title insurance costs (if any).

(f) Lender's Rights. Lender reserves the right to condition any consent required hereunder upon a modification of the terms hereof (excludin9 a modification of the interest rate, amortization term, maturity date, or payment schedule) and on an assumption of the Note, this Security Instrument and the other Loan Documents as so modified in connection with the proposed Transfer, payment of an assumption fee (except with respect 10 Permitted Transfers) of one percent (1%) of the principal balance of the Note (the "Assumption Fee"), payment of a $2,000.00 processing fee (the 'Processing Fee"), payment of expenses incurred by Lender (Including attorneys' fees) In connection with any proposed Transfer (the "Transfer Expenses"), the approval by a Rating Agency (defined below) of the proposed transferee, and such other conditions and legal opinions as Lender shall determine to be in the interest of Lender. If the holder of the Note shall be a "real estate mortgage investment conduit" or "REMIC' (as such terms are defined in Section 8600 of the United States Internal Revenue Code, as amended, and any related United States Treasury Department regulations) (the "REMIC Trust"), such opinions shall include, without limitation, an opinion of counsel In form and substance satisfactory to Lender, from counsel approved by Lender, stating that the tax qualification and status of the REMIC Trust as a REMIC will not be adversely affected or impaired as a result of such modification or assumption. The Transfer Expenses and the processing Fee shall be payable by Borrower whether or not Lender consents to the Transfer. Lender shall not be required to demonstrate any actual impairment of its security Dr any increased risk of default hereunder in order to declare the Secured Obligations immediately due and payable upon a Transfer without Lender's consent. Any Transfer made in contravention of this Section

1.15 shall be null and void and of no force and effect. The provisions of this Section 1.15 shall apply to

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every Transfer regardless of whether voluntary or no~ or whether or not Lender has consented to any previous Transfer.

(g) Assumption and Release. Provided that no event of Default shall have occurred and shall be continuing, Lender shall consent to a sale of the Property and assumption of the Loan by the purchaser (transferee) and the release of Borrower from liability under the Loan, except for any liability arising or accruing prior to the closing of said assumption, upon (1) Borrower's completion of an assumption application in such form as Lender may require from time to time, (2) Lender’s review and approval, which approval shall not be. unreasonably withheld, of the creditworthiness and other qualifications of the proposed transferees (including, without Iimitation, the development, business or management expertise of the proposed transferee, if deemed relevant under the circumstances by Lender in its good faith judgment) under Lenders underwriting criteria at the time 01 said assumption, (3) the execution by the transferee of an assumption agreement in such form as Lender may require from time to time, and (4) payment to Lender of the Assumption Fee, the Processing Fee and the Transfer Expenses. In addition, in connection with said assumption, but subject to all of the conditions referred to above in this Subsection 1.15(g), Lender shall consent to the release of the Guarantor and Indemnitor, except for any liability arising or accruing prior to the dosing of said assumption, provided that Lender approves in writing substitute guarantor(s)/Indemnitor(s) acceptable to Lender in Its sole discretion in terms of creditworthiness and other qualifications under Lender's underwriting criteria at the time of said assumption, and further provided that such substitute guarantor(s)/indemnitor (s) execute guaranties and/or indemnities In form and content acceptable to Lender.

BY CAUSING THOSE PERSONS EXECUTING THIS SECURITY INSTRUMENT ON ITS BEHALF TO SEPARATELY INITIAL THIS PROVISION BY PLACING THEIR INITIALS BELOW THIS PROVISION IN THE SPACE PROVIDED BELOW, BORROWER ACKNOWLEDGES AND WARRANTS THAT IT HAS READ AND UNDERSTOOD THE PROVISIONS OF THIS SECTION 1.15 AND INITIALS THIS SECTION
1.15 AS PROOF OF THIS STATEMENT.

INITIALS::___

(h) Permitted "Soft Second" Debt. Notwithstanding anything to the contrary contained in Sections 1.15 or 1.29 hereof, Lender shall consent to Borrower incurring so called soft second", (I.e., unsecured and subordinate) debt (the "Junior “), in accordance with the terms and conditions of the governing organizational documents to the Borrower (the "Entity Documents") to the Junior Lender (defined below), provided that no Event of Default has occurred and is continuing, and further provided that, all of the foIlo11ring additional terms and conditions are satisfied:

(1) Borrower shall pay Lender aft costs and expenses incurred In connection with the Junior Debt including, without limitation, reasonable attorneys' fees, costs and expenses and the customary fees of the Rating Agencies [defined below! in connection with any Rating Agency Confirmation [defined below]); "Rating Agencies" shall mean, prior to Securitization (defined below), Fitch, Inc., Moody's Investors Service, Inc., Standard & Poor’s Ratings Services, or any other nationally· recognized rating agency designated by Lender, and after Securitization, shall mean any of the foregoing that have rated any Securities (as defined In Section 4.01 hereof); "Securitization" means the sale or securitization of the Loan (or any portion thereof) in one or more transactions through the issuance of Securities; "Rating Agency Confirmation" means that each of the Rating Agencies shall have confirmed in writing that the occurrence 01 the event for which such Rating Agency Confirmation is sought shall not result in a downgrade, qualification or withdrawal 01 the applicable rating or ratings ascribed by the applicable Rating Agencies to any of the Securities then outstanding, which confirmation may be granted or denied by the Rating Agencies in their sole discretion; further, in the event that no Securities are outstanding or the Loan is not part of a Securitization, "Rating Agency Confirmation" means that Lender shall have given its prior written consent to any action that would otherwise require a Rating Agency Confirmation, which consent shall not be unreasonably withheld;

(2) The "Junior Lender" shall be DOWNEY SAVINGS & LOAN ASSOCIATION, FA, a Federal association;

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(3) The Junior Debt shall in all respects be subject, subordinate and Inferior In lien, right and claim to all liens securing the Secured Obligations, including but not limited to the lien of the Security Instrument, whether present or future rights, and to the rights of all tenants of the Property;

(4) The Guarantor under the Limited Recourse Obligations Guaranty, of even date herewith executed in connection with the Loan, and the Indemnitors under the Environmental Indemnification Agreement of even date herewith executed in connection with the Loan, shall have unconditionally and irrevocably consented to the Junior Debt in writing(s) delivered to Lender;

(5) Upon Lender's request, the Junior Lender shall execute and deliver to Lender a Subordination Agreement In form and substance acceptable to Lender;

(6) Junior Lender or Borrower shall provide Lender with written notice of any defaults under the Junior Debt together with an opportunity to cure such defaults at the sole option of Lender;

(T) Actual payments of the payments due under the Junior Debt Documents (defined below) shall not cause or result In an Event of Default under the loan Documents or an event which, with the giving of notice and or the expiration any applicable cure period, would constitute an Event of Default under the Loan Documents, and such actual payments shall be made solely from excess cash now of the Borrower, and there shall be no outstanding trade debt or other obligation of the Borrower then existing which are unpaid, excepting those which are not past due and for which Borrower has set aside sufficient working capital reserve to pay the same as and when due;

(8) Evidence of the satisfaction of any conditions that lender may reasonably establish to comply w~h any applicable Securitization requirements; and

(9) The documents (if any) proposed for evidencing the Junior Debt (collectively, the •Junior Debt Documents") shall be delivered to the Lender for its approval, and the Junior Debt Documents shall be in form and substance acceptable to Lender, and lender's consent to the Junior Debt and the Junior Debt Documents [If any) shall be subject to the following terms and conditions:
(i) The indebtedness secured by the Junior Debt shall in no event exceed the amount which would result in a [combined] loan-to-value ratio (as determined by Lender) based on a then-current appraisal acceptable to lender for the Total Financing of greater than .60 to 1.00, and further the principal amount of the loan secured by the Junior Debt shall in no event exceed the amount which would result in a [combined} debt service coverage ratio (as determined by Lender for the Total Financing of less than 1.45 to 1.00; as used herein, "Total Financing" shall mean the combined/aggregate of the Loan and the loan secured by the Junior Debt;

(ii) The loan secured by the Junior Debt shall be non-recourse as to the Guarantors and Indemnitors referred to In Section 1.15(h)(5) above;

(iii) The maturity date of the loan secured by the Junior Debt shall be on or after March 11. 2017; and

(iv) Documents shall not adversely affect. directly or Indirectly, expressly or Implicitly, the bankruptcy remote structure of Borrower.

Lender's approval of the Junior Debt shall not be deemed to be a waiver of any of the terms and conditions of Section 1.15 hereof, including without limitation the requirement of Lander's consent, with respect to any other Transfers.

1.16 Survival of Warranties. Notwithstanding any investigation of the Property, Borrower. Guarantor or Indemnitor by Lender, Borrower acknowledges: (a) that in accepting the Note, this Security

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Instrument and the other loan Documents, lender is expressly and primarily relying on the truth and accuracy of the representations, warranties and covenants of Borrower, Guarantor and Indemnitor contained in any loan application {a "Loan Application” or made to Lender in connection with the Loan or contained in the Loan Documents or Incorporated by reference therein (the "Warranties”; (b) that such reliance existed on the part of Lender prior to the date hereof; (e) that the Warranties are a material inducement to Lender in making the loan; and (d) that Lender would not make the Loan in the absence of the Warranties. All Warranties shall survive the execution and delivery of this Security Instrument and shall remain continuing obligations, representations, warranties and covenants of Borrower so long as any portion of the Secured Obligations remain outstanding.

1.17 Eminent Domain; Condemnation. Borrower shall promptly give lender notice of the actual or threatened commencement of any condemnation or eminent domain proceeding and shall deliver to Lender copies of any and all papers served in connection with such proceedings. Notwithstanding any taking by any public or quasi-public authority through eminent domain or otherwise (including, without limitation, any transfer made in Debt of or in anticipation of the exercise of such taking), Borrower shall continue to pay the Secured Obligations at the time and in the manner provided for its payment in the Note and in this Security Instrument and the Secured Obligations shall not be reduced until any award or payment therefor shall have been actually received and applied by Lender, after the deduction of expenses of collection, to the reduction or discharge of the Secured Obligations. Lender shall not be entitled to the interest paid on the award by the condemning authority but shall be entitled to receive out of the award Interest at the rate or rates provided in the Note. Borrower shall cause the award or payment made in any condemnation or eminent domain proceeding, which is payable to Borrower, to be applied In accordance with Section 1.09 hereof. In the event Borrower is not entitled to any award or payment pursuant to Section 1.09 hereof, Borrower shall cause the award or payment to be paid directly to lender. Lender may apply the award or payment to the reduction or discharge of the Secured Obligations whether or not then due and payable. If the Property Is sold, through foreclosure or otherwise, prior to the receipt by Lender of the award or payment, lender shall have the right, whether or not a deficiency judgment on the Note (to the extent permitted In the Note or herein) shall have been sought, recovered or denied, to receive the award or payment, or a portion thereof sufficient to pay the Secured Obligations. If in the event of a total condemnation the award or payment is not sufficient to repay the Note in full, Borrower shall immediately pay any remaining balance, together with all accrued interest thereon. Nothing herein shall be construed to cure or waive any Event of Default or notice of default hereunder or under any other Loan Document or Invalidate any act done pursuant to such notice.

1.18 Additional Security. No other security now existing, or hereafter taken, to secure the Secured Obligations shall be impaired or affected by the execution of this Security Instrument and all additional security shall be taken, considered and held as cumulative. The taking of additional security, execution of partial releases of the security, or any extension of the time of payment of the Secured Obligations shall not diminish the force, effect or lien of this Security Instrument and shall not affect or impair the liability of any maker, surety or endorser for the payment of the Secured Obligations. In the event lender at any time holds additional security for any of the Secured Obligations, it may enforce the sale thereof or otherwise realize upon the same, at its option, either before, concurrently, or after a sale is made hereunder.

1.19 Property Use. The Property shall be used only for retail use and for no other use without the prior written consent of Lender.

1.20 Successors and Assigns. Without in any way limiting or affecting the provisions of Section 1.15 hereof, this Security instrument applies to, inures to the benefit of and binds all parties hereto and their respective heirs, legatees, devisees. administrators, executors, successors and assigns. The term "Lender" shall mean the owner and holder of the Note, whether or not named as Lender herein. In exercising any rights hereunder or taking any actions provided for herein, Lender may act through its employees, agents, independent contractors or servicers authorized by lender.

1.21 Inspections. Lender, or its agents, representatives or employees, are authorized to enter at any reasonable time (and with due regard for rights of tenants) upon or in any part of the Property

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for the purpose of inspecting the same and for the purpose of performing any of the acts Lender is authorized to perform hereunder or under the terms of any of the Loan Documents. Without limiting the generality of the foregoing, Lender shall have the same right power and authority to enter and inspect the Property, and the right to appoint a receiver on an ex parte basis, to enforce this right to enter and inspect the Property.

1.22 [RESERVED.]

1.23 Lender's Powers. Without affecting the liability of any other person liable for the payment of any obligations herein mentioned, and without affecting the lien or charge of this Security Instrument upon any portion of the Property not then or theretofore released as security for the full amount of all unpaid obligations, Lender may, from time to time and without notice (i) release any person so liable, (ii) extend the maturity or alter any of the terms of any such obligation, (iii) grant other indulgences, (IV) release or reconvey, or cause to be released or reconveyed at any time at Lender's option any parcel, portion or all of the Property, (v) take or release any other or additional security for any obligation herein mentioned, or (vi) make other arrangements with debtors in relation thereto.

1.24 Books and Records; Financial Statements.

(a) Borrower, any Guarantor and any Indemnitor shall keep (and Borrower shall cause any Guarantor and any Indemnitor to keep) adequate books and records of account in accordance with generally accepted accounting principles ("GAAP,,), or in accordance with other methods acceptable to Lender, consistently applied and furnish to Lender:

(1) quarterly and annual (or, if requested by Lender and the Loan has not yet been securitized or sold as a whole loan, monthly) certified rent rolls signed and dated by Borrower, deterring the names of all tenants of the Improvements, the portion of Improvements occupied by each tenant, the base rent and any other charges payable under each Lease and the term of each Lease, including the expiration date, the extent to which any tenant is in default under any Lease, and any other information as is reasonably required by Lender, within twenty (20) days after the end of each calendar month, thirty (30) days after the end of each fiscal quarter or sixty (60) days after the close of each fiscal year of Borrower, as applicable;

(2) quarterly and annual (or If requested by Lender and the Loan has not yet been securitized or sold as a whole loan, monthly) operating statements of the Property, prepared and certified by Borrower in the form required by Lender, detailing the revenues received. the expenses incurred and the net operating Income before and after debt service (principal and interest) and major capital improvements for each month and containing appropriate year to date information, within twenty (20) days after the end of each calendar month, thirty (30) days after the end of each fiscal quarter or sixty (60) days after the close of each fiscal year of Borrower, as applicable;

(3) annual (or If requested by Lender and the Loan has not yet been securitized or sold as a whole Loan, quarterly) balance sheets and profit and loss statements of Borrower, any Guarantor and any Indemnitor in the form required by Lender, prepared and certified by the respective Borrower, Guarantor and Indemnitor; and

(4) an annual operating budget presented on a monthly basis consistent with the annual operating statement described above for the Property, including cash flow projections for the upcoming year, and all proposed capital replacements and improvements at least fifteen (15) days prior to the start of each fiscal year.

(5) Borrower shall use its best efforts to obtain and furnish to Lender gross annual sales and sales per square foot information for tenants of the Property designated by Lender. Further, with respect to Leases under which the tenants are obligated to provide financial or sales statements/information to Borrower, as landlord under such Leases, Borrower agrees to promptly provide

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upon Lender's request all of the statements/information such tenants are obligated to provide to Borrower pursuant to the Lease, provided that the provisions of such Leases or any Subordination Non-Disturbance and Attornment Agreement executed by such tenants in connection with the Loan allow or authorize such statements/information to be provided to Lender or any first lienholder/mortgagee of the Property.

(b) Upon request from Lender, Borrower, any Guarantor and any Indemnitor shall furnish (and Borrower shall cause any Guarantor and any Indemnitor to furnish) in a timely manner to Lender.

(1) If the Property is used for multi-family residential use, a property management report for the Property, showing the number of inquiries made and/or rental applications received from tenants or prospective tenants and deposits received from tenants and any other information requested by Lender, in reasonable detail and certified by Borrower (or an Officer, general partner, member or principal of Borrower If Borrower is not an individual) to be true and complete, but no more frequently than quarterly; and

(2) an accounting of all security deposits held in connection with any Lease of any part of the Property, including the name and identification number of the accounts in which such security deposits are held, the name and address of the financial institutions in which such security deposits are held and the name of the person to contact at such financial institution, along with any authority or release necessary for Lender to obtain information regarding such accounts directly from such financial institutions.

(c) Borrower, any Guarantor and any Indemnitor shall furnish (and Borrower shall cause any Guarantor and any Indemnitor to furnish) Lender with such other additional financial or management information (including, without limitation, state and federal tax returns) as may, from time to time, be reasonably required by lender in form and substance satisfactory to Lender.

(d) Borrower, any Guarantor and any Indemnitor shall furnish (and Borrower shall cause any Guarantor and any Indemnitor to furnish) to Lender and its agents convenient facilities for the examination and audit of any such books and records.

(e) Borrower shall pay a late fee of $500 to Lender each time Borrower fails to deliver the required financial documents set forth above within the time set forth above, if such delivery delinquency continues for ten (10) days after written notice thereof.

1.25 Borrower Name(s); Matters Affecting Financing Statement Filings. At the request of Lender, Borrower shall execute a certificate in form satisfactory to Lender listing the trade-names or fictitious business names under which Borrower intends to operate the Property or any business located thereon and representing and warranting that Borrower does business under no other trade names or fictitious business names with respect to the Property. Borrower will not change any of the following without notifying the lender of such change in writing at least thirty (30) days prior to the effective date of such change and without first obtaining the prior written consent of the Lender:

(a) Borrower's name or identity including, without limitation, its trade name or names);

(b) If Borrower Is an Individual, Borrower's principal residence;

(c) If Borrower is an organization, Borrower's corporate, partnership or other structure;

(d) If Borrower is an organization, Borrower's jurisdiction of organization (i.e., the jurisdiction, or state, under whose law the Borrower is organized); or

(e) If Borrower is an organization, Borrower's place of business [If Borrower has only one place of business) or Borrower's chief executive office of Borrower has more than one place of business).

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upon any change in the matters referred to above Of permitted hereunder), Borrower will, upon request of Lender, execute any financing statement amendments, additional financing statements and other documents required by Lender to reflect such change.

1.26 Leaseholds.

(a) Space Leases. Borrower shall deliver to Lender a signed copy of all Leases (other than residential Leases) with respect to the Property or executed counterparts thereof, now existing or hereafter made from time to time, within thirty (30) days of signing, affecting all or any part of the Property, and except as is set forth herein, all Leases now or hereafter entered Into with respect to the Property shall be in form and substance subject to the approval of Lender. Borrower shall not, without Lender's prior written consent, execute, modify, surrender or terminate any Lease now existing or hereafter made affecting all or any part of the Property; provided, however, that Borrower may enter into Leases affecting the Property without Lender's consent if such Leases (i) provide for a term of no less than three (3) years and no more than seven (7) years and at least a market rental rate for comparable properties in the geographic area of the Property (as determined by Lender); (ii) have been negotiated at arms length with a bona fide Independent,   third·party tenant; (iii) demise not more than fifteen (15%) percent of the lesser of gross square footage of, or total Income generated by, the Improvements; (iv) do not contain material modifications from the standard form of Lease previously approved by Lender; (v) do not change the use of the Property In effect. at the time the Loan was made; {vi) do not have a materially adverse effect on the value of the Property taken as a whole; and (vii) are subject and subordinate to this Security Instrument and the lessees thereunder agree to attorn to Lender. If the Property is multifamily, self-storage, or mobile home park, the prior consent of Lender shall not be required in connection with the making, modification or termination of Leases in the ordinary course of business and In the exercise of Borrower's prudent business judgment, provided 0) the term of such Leases (including any renewal or extension term) shall be no less than six (6) months and no more than eighteen (18) months and (ii) the rental rate for such Leases shall be at least a market rental .rate for comparable properties in the geographic area of the Property. Borrower shall pay a late fee of $500 to Lender each time Borrower fails to deliver the required documents set forth above within the time set forth above, if such delivery delinquency continues for ten (10) days after written notice thereof.

1.27 Indemnity. In addition to any other indemnities to Lender specifically provided for in this Security Instrument, Borrower hereby indemnifies and saves Lender and its authorized representative harmless from and against any and all losses, liabilities, suits, obligations, fines, damages, penalties, claims, costs, charges and expenses, including, without limitation, architects', engineers' and attorneys' fees and all disbursements which may be imposed upon, incurred or asserted against Lender and its authorized representative by reason of: (i) the construction of any Improvements, (ii) any capital improvements, other work or things done in, on or about the Property or any part thereof, (iii) any use, nonuse, misuse, possession, occupation, alteration, operation, maintenance or management of the Property or any part thereof or any street, drive, sidewalk, curb, passageway or space comprising a part thereof or adjacent thereto, (iv) any negligence or willful act or omission on the part of Borrower and its agents, contractors, servants, employees, licensees or invitees, (v) any accident, injury including, without limitation, death) or damage to any person or property occurring In. on or about the Property or any part thereof, (vi) any lien or claim which may be alleged to have arisen on or against the Property or any part thereof under the laws of the local or state government or any other governmental or quasi governmental authority or any liability asserted against Lender with respect thereto, (vii) any tax attributable to the execution, delivery, ruing or recording of this Security Instrument or the Note, (viii) any contest due to Borrower's actions or failure to act, permitted pursuant to the provisions of this Security Instrument, (ix) any default under the Note or this Security Instrument, (x) any claim by or liability to any contractor or subcontractor perfol111ing work or any party supplying materials In connection with the Property, (xi) any and all claims and demands whatsoever which may be asserted against Lender by reason of any alleged obligations or undertaking on its part to perform or discharge any of the terms, covenants, or agreements contained In any Lease; or (xii) the payment of any commission, charge or brokerage fee to anyone which may be payable in connection with the funding of the loan .

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1.28 Representations and Warranties. Borrower covenants, represents and warrants with and to Trustee and Lender that:

(a) Borrower Organization. Borrower is duly organized, validly existing and in good standing (if applicable) under the laws of the jurisdiction of its organization or formation, and Borrower is duly qualified to transact business and holds all licenses, registrations or other approvals (or is otherwise exempt), in each other jurisdiction in which the conduct of Borrower's business requires such qualification, licenses, registrations or other approvals. Borrower will continuously maintain its existence and good standing (ff applicable) under the laws of the Jurisdiction of its organization or formation, and Borrower will continuously maintain its qualification to transact business and all licenses, registrations or other approvals (unless otherwise exempt), in each other jurisdiction in which the conduct of Borrowers business requires such qualification, licenses, registrations or other approvals.

(b) Borrower Authority. Borrower has all requisite power and authority to enter into the Loan and to execute and deliver the Loan Documents, and to perform all of the obligations required of Borrower thereunder. Borrower is not required to make any filing with, or to obtain any permit, authorization, consent or approval of, any person or entity as a condition to Borrower's entering into the Loan, executing and delivering the Note, this Security Instrument, or any other Loan Documents, or performing all of the obligations required of Borrower thereunder, or if any such required permit, authorization, consent or approval Is required, it has been obtained.

(c) Validity of Documents. The execution and delivery by Borrower of the Note, this Security Instrument and other Loan Documents, and the performance by Borrower of its obligations thereunder, do not violate any prohibition contained In, conflict with, result in a breach of, give rise to any right of termination, cancellation or acceleration under. constitute a default under, or require any additional approval under (i) Borrower's partnership agreement or any other organizational or constituent document or instrument pursuant to which Borrower was formed or by which Borrowers operations are governed; (ii) any material instrument or agreement to which Borrower is a part or by which Borrower is bound or that affects the Property; or (iii) any law, rule, regulation, ordinance, order, injunction or decree application to Borrower or to the Property or any portion thereof.

(d) Warranty of Title. Borrower hereby fully warrants the title to the. Property and will defend the same and the validity and priority of the lien and encumbrance of this Security Instrument against the lawful claims of all persons whomsoever;

(e) No Liens or Transfers. Borrower has not obtained, or agreed to obtain, any loan from any person which could result In the creation of a lien upon the Property, or any part thereof, to secure prepayment thereof, except for the lien of the Loan. The Property is free and clear of all liens and encumbrances of any kind, nature or description, save and except only for those matters set forth in a schedule of exceptions to coverage in the title insurance policy approved by Lender and insuring Lender's Interest in the Property. Further, Borrower has not made or permitted any transfer Including, without limitation, a Transfer) which will or could result in subordinate financing being placed on any portion of the Property, and there is no outstanding Sale or Pledge of an Interest in a Restricted Party.

(f) Litigation. There is not pending against Borrower (or any partner of Borrower, if and to the extent applicable) any petition in bankruptcy, whether voluntary or otherwise, any assignment for the benefit of creditors, any petition seeking reorganization, liquidation or arrangement under the bankruptcy laws of the United States or of any State thereof, or any other action brought under the aforementioned bankruptcy laws; and, except as disclosed in the due diligence searches obtained by Lender in connection with the closing of the Loan, there is no action, suit, proceeding or investigation pending or, to Borrower's knowledge, threatened, in any court or before any governmental agency (including, without limitation, condemnation proceedings) involving Borrower (or partner of Borrower, n and to the extent applicable) or the Property or any portion thereof, including, without limitation, any action which would draw into question the validity of the Loan or of Borrower's obligations under the terms of the Note, this Security Instrument and any other Loan Document

(g) Status of Property.

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(1) No portion of the Improvements is located in an area identified by the Secretary of Housing and Urban Development or any successor thereto as an area having special flood hazards pursuant to the Flood Insurance Acts or, if any portion of the Improvements is located within such area, Borrower has obtained and will maintain the flood insurance described In Section 1.07 hereof.

(2) The Property and the present and contemplated use and occupancy thereof are in substantial compliance with all applicable zoning ordinances, building codes, land use and Environmental Laws and other similar laws. Without limiting the foregoing, the Property is in substantial compliance with the Americans with Disabilities Act of 1990 and all of the regulations promulgated thereunder. The Land constitutes one or more separate tax lots and one or more separate legal lots In compliance with all applicable subdivision regulations.

(3) All necessary certificates, licenses and other approvals, governmental and otherwise, necessary for the operation of the Property and the conduct of its business and all required zoning, building code, land use, environmental and other similar permits or approvals, are in full force and effect as of the date hereof and not subject to revocation, suspension, forfeiture or modification.

(4) The Property is served by all utilities required for the current or contemplated use thereof, and all utility service is provided by public utilities and the Property has accepted or is equipped to accept such utility service.

(5) All public roads and streets necessary for service of and access to the Property for the current or contemplated use thereof have been completed, are serviceable and all-weather and are physically and legally open for use by the public.

(6) The Property is served by public water and sewer systems.

(7) The Property is free from material damage by any cause whatsoever, and any and all repairs required by Lender have been completed.

(8) All costs and expenses of any and all labor, materials, supplies and equipment used in the construction ofthe Improvements have been paid In full.

(9) Borrower has paid in full for, and Is the owner of, all furnishings, fixtures and equipment (other than tenants' property) used In connection with the operation of the Property, free and clear of any and all security Inlerests, liens or encumbrances, except the lien and security interest created hereby.

(10) All liquid and solid waste disposal, septic and sewer systems located on the Property are in a good and safe condition and repair and in compliance with all applicable laws.

(11) All the Improvements lie within the boundaries of the Land.

(h) No Foreign Person. Borrower is not a "foreign person", "foreign corporation", "foreign partnership·, "foreign trust" or "foreign estate" or other foreign entity as those terms are defined in Section 1445 of the United states Internal Revenue Code, as amended, and the related United States Treasury Department regulations.

(I) Separate Tax Lot. The Land is assessed for real estate lax purposes as one or more wholly independent tax lot or lots, separate from any adjoining land or improvements not constituting a part of such lot or lots, and no other land or Improvements are assessed and taxed together With the Land or any portion thereof.

(j) Financial Condition. Borrower is solvent, and no bankruptcy, reorganization, insolvency or similar proceeding under any state or federal law with respect to Borrower has been initiated. No

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petition in bankruptcy has ever been filed by or against Borrower, any Guarantor, or any related entity, or any principal, general partner or member thereof, in the last seven (7) years, and neither Borrower, any Guarantor nor any related entity, or any principal, general partner or member thereof, in the last seven (7) years has ever made any assignment for the benefit of creditors or taken advantage of any insolvency act or any act for the benefit of debtors. All Information In all financial statements, rent rolls, reports, certificates and other documents submitted in connection with the Loan are accurate, complete and correct In all material respects. There has been no adverse change in any condition, fact, circumstance or event that would make any such information inaccurate, Incomplete or otherwise misleading.

(k) Business Purposes. The Loan is solely for the business purpose of Borrower, and is not for personal, family, household, or agricultural purposes.

(I) Taxes. Borrower and any guarantor of the Loan have filed all federal, state, county, municipal, and city income and other tax returns required to have been filed by them and have paid all taxes and related liabilities which have become due pursuant to such returns or pursuant to any assessments received by them. Neither Borrower nor any guarantor of the Loan knows of any basis for any additional assessment In respect of any such taxes and related liabilities for prior years.

(m) No Change In Facts or Circumstances. All Information in all financing statements, rent rolls, reports, certificates and other documents submitted in connection with the Loan are accurate, complete and correct in all respects. There has been no adverse change in any condition, fact, circumstance or event that would make any such information inaccurate, incomplete or otherwise misleading.

(n) Disclosure. Borrower has disclosed 10 Lender all material facts and has not failed to disclose any material fact that could cause any representation of warranty made herein to be materially misleading.

(0) Illegal Activity. No portion of the Property has been or will be purchased, Improved, equipped or furnished with proceeds of any illegal activity, and, to the best of Borrower's knowledge, there are no illegal activities or activities relating to any controlled substance at the Property.

(p) Contracts. All contracts, agreements, consents, waivers, documents and writings of every kind or character at any time to which Borrower is a party to be delivered to Lender pursuant to any of the provisions Of the Loan Documents are valid and enforceable against Borrower and, to the best knowledge of Borrower, are enforceable against all other parties thereto, and, to Borrower's actual knowledge, in all respects are what they purport to be and, to the best knowledge of Borrower, to the extent that any such writing shall Impose any obligation or duty on the party thereto or constitute a waiver of any rights which any such party might otherwise have, said writing shall be valid and enforceable against said party In accordance with Its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting the fights of creditors generally.

(q) Transfer of Property. To the best of Borrower's knowledge, there is no concurrent or subsequent escrow to be opened or closed upon the closing of the Loan which would have the effect of transferring all or any portion of the Property.

1.29 Single Purpose Entity. Borrower covenants, represents, warrants and agrees Ihat it has not done any of the following and shall not do any of the following;

(a) engage In any business or activity other than the acquisition, development, ownership, operation, leasing and managing and maintenance of the Property, and entering into the Loan and activities incidental thereto;

(b) acquire or own any material assets other than (i) the Property, and (ii) such incidental Personal Property as may be necessary for the operation of the Property;

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(c) merge Into or consolidate with any person or entity or dissolve, terminate or liquidate in whole or in part, transfer or otherwise dispose of all or substantially all of its assets or change its legal structure, without in each case Lender's consent;

(d) (i) fail to observe its organizational formalities or preserve its existence as an entity duly organized, validly existing and in good standing (if applicable) under the laws of the jurisdiction of its organization or formation, and qualification to do business In the State where the Property is located. if applicable, or (ii) without the prior written consent of Lender, amend, modify, terminate or fall to comply with the provisions of Borrower's partnership agreement, articles or certificate of incorporation, articles of organization or similar organizational documents, as the case may be; principals or of any other person or entity, participate in a cash management system with any other entity or person or fail to use its own separate stationery. Invoices and checks;

(e) own any subsidiary or make any investment in. any person or entity without the consent of Lender;

(f) comingle its assets with the assets of any of its members, general partners, affiliates, principals or of any other person or entity, participate in a cash management system with any other entity or person or fail to use its own separate stationery, invoices and checks.

(g) incur any debt, secured or unsecured, direct or contingent (including, without limitation, guaranteeing any obligation). other than the Loan, except for trade payables in the ordinary course of its business of owning and operating the Property, provided that such debt (i) is not evidenced by a note, (ii) is paid within sixty (60) days of the date incurred, (iii) does not exceed in the aggregate four percent (4%) of the outstanding principal balance of the Note. and (iv) is payable 10 trade creditors and in amounts as are normal and reasonable under the circumstances;

(h) fail to pay its debts and liabilities (including. without limitation, es applicable, shared personnel and overhead expenses) from its assets as the same shall become due;

(i) (i) fail to maintain its records (including. without limitation. financial statements). books of account and bank accounts separate and apart from those of the members, general partners, principals and affiliates of Borrower, the affiliates of a member, general partner or principal of Borrower, and any other person or entity, to permit Its assets or liabilities to be listed as assets or liabilities on the financial statement of any other entity or person. or (iii) include the assets or liabilities of any other person or entity on its financial statements;

(j) enter Into any contract or agreement with any member, general partner, principal or affiliate of Borrower. any Guarantor, or any member, general partner, principal or affiliate thereof (other than a business management services agreement with an affiliate of Borrower, provided that (i) such agreement is acceptable to Lender. (ii) the manager, or equivalent thereof, under such agreement holds itself out as an agent of Borrower, and (iii) the agreement meets the standards set forth in this subsection (j) following this parenthetical), except upon terms and conditions that are commercially reasonable. Intrinsically fair and substantially similar to those that would be available on an arms-length basis with third parties other than any member, general partner, principal or affiliate of Borrower, any Guarantor, or any member, general partner, principal or affiliate thereof;

(k) fall to correct any known misunderstandings regarding the separate identity of Borrower or any member, general partner, principal or affiliate thereof or any other person;

(I) guarantee or become obligated for the debts of any other entity or person or hold itself out to be responsible for the debts of another person;

(m) make any loans or advances to any third party, including, without limitation, any member, general partner, principal or affiliate of Borrower, or any member, general partner, principal or affiliate thereof, and shall not acquire obligations or securities of any member, general partner, principal or affiliate of Borrower, or any member, general partner, or affiliate thereof;

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(n) fail to file its own tax returns or, if part of a consolidated group, fail to be shown as a separate member of such group;

(o) fail either to hold itself out to the public as a legal entity separate and distinct from any other entity or person Or to conduct its business solely in its own name In order not (i) to mislead others as to the identity with which such other party is transacting business, or (ii) to suggest that Borrower is responsible for the debts of any third party including, without limitation, any member, general partner, principal or affiliate of Borrower, or any member, general partner, principal or affiliate thereof);

(p) fail to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

(q) share any common logo with or hold Itself out as or be considered as a department or division of (i) any general partner, principal, member or affiliate of Borrower, (ii) any affiliate of a general partner, principal or member of Borrower, or (iii) any other person or entity;

(r) fail to allocate fairly and reasonably any overhead expenses that are shared with an affiliate, including, without limitation, paying for office space and services performed by any employee of all corporate actions to the extent permitted by applicable law;

(s) pledge its assets for the benefit of any other person or entity, other than with respect to the Loan;

(t) fail to maintain a sufficient number of employees In light of its contemplated business operations;
(u) fail to hold its assets in its own name;
(v) if Borrower is a corporation, fail to consider the interests of its creditors in connection with all corporate actions to the extent permitted by law;

(w) have any of its obligations (other than the Loan) guaranteed by an affiliate except Guarantor; or

(x) fail to provide in its (i) articles of organization, certificate of formation and/or operating agreement, as applicable, if Borrower is a limited liability company, (ii) limited partnership agreement if Borrower is a limited partnership or (iii) certificate of incorporation, if Borrower is a corporation, that for SO long as the Loan is outstanding pursuant to the Note and this Security Instrument, Borrower shall not file or consent to the filing of any petition, either voluntary or Involuntary), to take advantage of any applicable insolvency, bankruptcy, liquidation or reorganization statute, or make an assignment for the benefit of creditors without the affirmative vote of all of the general partners/managing members/directors of Borrower.

Notwithstanding the foregoing, under the terms of the Subordination Agreement referred to in Section 1.15(h) hereof, Junior Lender (defined in Section 1.15(h) shall have the right, at Junior Lender's option, to cure monetary defaults or monetary Events of default under the Loan Documents, and the provisions of this Section t.29 shall not affect such right.

1.30 ERISA.

(a) Borrower shall not engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Lender of any of its rights under the Note, this Security Instrument and the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under either the Employee Retirement Income Security Act of 1974, as amended ("ERISA') or the Internal Revenue Code.

(b) Borrower represents and warrants that, as of the date hereof and throughout the term of this Security Instrument (1) Borrower is not and will not be an "employee benefit plan" as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, (2) Borrower is not and will not be a "governmental plan" within the meaning of Section 3(32) of ERISA; (3) Borrower is not and will not be,

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and transactions by or with Borrower are not and will not be, subject 10 state stalutes regulating investments and fiduciary obligations wilh respect to governmental plans; and (4) one or more of the following circumstances is and will be true:

(i) Equity interests (as defined in 29 C.F.R. §251 0.3-101 (b)(1)) in Borrower are publicly-offered securities within Ihe meaning of 29 C.F.R. §251 0.3-101 (b)(2);

(II) Less than twenty-five percent (25%) of each outstanding class of equity interests in Borrower are held by "benefit plan investors" within the meaning of 29 C.F.R. §2510.3101 (1)(2); or

(iii) Borrower qualifies as an "operating company" or a "real estate operating company" within the meaning of 29 C.F.R. §2510.3-101{c) or (e), or an Investment company registered under The Investment Company Act of 1940,

At Lender's request from time to time throughout the term of this security Instrument, Borrower shall deliver to Lender such certifications and other evidence acceptable to Lender of Borrower's compliance with the covenants, representations and warranties contained in this Section 1.30.

ARTICLE 2. DEFAULT

2.01 Events of Default. The occurrence of any of the following events shall be an Event of Default hereunder (an "Event of Default):

(a) Borrower fails to pay any interest, principal or other monies due under the Note or other Loan Documents on the date any such amount is due;

(b) if any of the Impositions or other charges referred to in Sections 1.04 or 1.06 hereof are not paid when the same is due and payable, except to the extent sums sufficient to pay such Impositions or other charges have been deposited with Lender in accordance with the terms of this Security Instrument;

(c) if the insurance policies required by Section 1.07 hereof are not kept in full force and effect, or if such insurance policies are not delivered to Lender upon request;

(d) any representation or warranty made by Borrower, any Indemnitor or any person guaranteeing payment or performance of the Secured Obligations or any portion thereof (whether one or more, a "Guarantor") in connection with the Property, the Loan, or the application for the Loan proves to have been materially false or materially misleading when made, or Borrower or any Guarantor fails to disclose any material fact respecting the Property, the Loan, or the application for the Loan;

(e) any governmental authority takes or Institutes any action, which in the sole opinion of Lender, will adversely affect Borrower's condition, operations, or ability to repay the Loan, or will adversely affect any Guarantor's condition. operations. or ability to repay the Loan, if such action remains effective for more than thirty (30) days;

(f) if Borrower violates or does not comply with any of the provisions of special purpose entity requirements set forth in Section 1.29 (captioned "Single Purpose Entity") hereof;

(g) Lender fails to have a legal, valid, binding, and enforceable first priority lien acceptable to Lender on the Property;

(h) Borrower becomes insolvent or there is a material adverse change in the assets, liabilities or financial position of Borrower, any general partner, or any Guarantor,

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(i) any action or proceeding is commenced by any partner, principal, or member in Borrower which seeks as one of its remedies the dissolution of Borrower or any partner, principal, or member (as applicable) in Borrower;

(j) any governmental authority, or any court at the instance thereof, assumes control over the affairs or operations of, or a receiver or trustee is appointed over, or garnishment shall be issued or made against any substantial part of, the property of Borrower or any guarantor of the Loan;

(k) Borrower or any Guarantor of the Loan admits in writing its inability to pay its debts when due, or makes an assignment for the benefit of creditors; or Borrower or any Guarantor of the Loan applies for or consents to the appointment of any receiver, trustee or similar officer of Borrower or any such Guarantor, as the case may be, or for all or any substantial part of their respective property; or Borrower or any such Guarantor institutes (by petition, application, answer, consent or otherwise) any bankruptcy, Insolvency, reorganization, arrangement, readjustment of debts, dissolution, liquidation, or similar proceedings relating to Borrower or any such Guarantor, as the case may be, or under the laws of any jurisdiction;

(l) a receiver, trustee or similar officer is appointed for Borrower or any Guarantor of the Loan or for ali or any substantial part of their respective property without the application Of consent of Borrower for any such Guarantor, as the case may be, and such appointment is not discharged within sixty (60) days (whether or not consecutive); or any bankruptcy, insolvency, reorganization, arrangements, readjustment of debt, dissolution, liquidation Dr similar proceedings is instituted (by petition, application or otherwise) against Borrower or any such Guarantor and shall not be dismissed within sixty (60) days;

(m) any Transfer or permitted Transfer (as defined in Section 1.15 hereof) occurs without the prior written consent of Lender, including without limitation a Sale, Pledge or an encumbrance of the Property, voluntarily Dr involuntarily, by any lien or encumbrance other than this Security Instrument;

(n) the termination or dissolution of Borrower, any general partner in Borrower Dr any Guarantor; or any action or proceeding Is commenced which seeks as one of its remedies the dissolution of Borrower or any general partner in Borrower or any Guarantor;

(o) if any default occurs under any guaranty or indemnity executed in connection herewith (including, without limitation, the Environmental Indemnification Agreement executed by Borrower and any other Indemnitor in connection with the Loan [the "Environmental Indemnlty1) and such default continues after the expiration of applicable grace periods, if any;

(p) if the Property becomes subject to any mechanic's, materialman's or other lien other than a lien for local real estate taxes and assessments not then due and payable and the lien shall remain undischarged of record (by payment, bonding or otherwise) for a period of thirty (30) days;

(q) if any federal tax lien Is filed against Borrower, any member or general partner of Borrower, any Guarantor, Dr any portion of the Property and same is not discharged of record within thirty (3D) days alter same as filed; or

(r) if for more than thirty (30) days alter notice from Lender, Borrower shall continue to be In default (other than the failure to pay monies due under the Note or the other Loan Documents) under any term, covenant or condition of the Note, this Security Instrument or the other Loan Documents not set forth in Subsections 2.01(8) through (Q) above; provided that if suoh default cannot reasonably be cured within such thirty (30) day period and Borrower shall have commenced to cure such default within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty

(30) day period shall be extended for so long as it shall require Borrower in the exercise of due diligence to cure such default, it being agreed that no such extension shall be for a period in excess of sixty (60) days.

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All notice and cure periods provided herein or in any other Loan Document shall run concurrently with any notice or cure periods provided by applicable laws. All notices and cure periods described herein Dr in any other Loan Documents shall not be applicable to any event which with the giving of notice, the passage of time or both would constitute an Event of Default, if such event has occurred as of the date on which Lender commences a nonjudicial foreclosure proceeding (If such proceeding is allowed by law) with respect to another Event of Default. Such event shall constitute an independent Event of Default hereunder.

2.02 Acceleration Upon Default; Additional Remedies.

(a) Remedies. Upon the occurrence of any Event of Default, Lender mayor acting by or through Trustee may take such action, without notice or demand, as It deems advisable 10 protect and enforce its rights against Borrower in and to Ihe Property, including, without limitation, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such order as Lender or Trustee may determine, in their sole discretion, without impairing or otherwise affecting Ihe other rights and remedies of Lender or Trustee:

(1) declare all Secured Obligations to be Immediately due and payable;

(2) institute proceedings, judicial or otherwise, for the complete foreclosure of this Security Instrument under any applicable state or federal law In which case the Property or any interest therein may be sold for cash or upon credit in one or more parcels or in several interests or portions and in any order or manner;

(3) with or without entry, to the extent permitted and pursuant to the procedures provided by applicable state or federal law, institute proceedings for the partial foreclosure of this Security Instrument for the portion of the Secured Obligations then due and payable, subject to the continuing lien and security interest of this Security Instrument for the balance of the Secured Obligations not then due, unimpaired and without loss of priority;

(4) sell for cash or upon credit the Property or any part thereof and all estate, claim, demand, right, title and interest of Borrower therein and rights of redemption thereof, pursuant to power of sale or otherwise, at one or more sales, in one or more parcels, at such time and place, upon such terms and after such notice thereof as may be required or permitted by law;

(5) subject to the provisions of Section 10 (captioned "Exculpation") of the Note, institute an action, suit or proceeding in equity for the specific performance of any covenant, condition or agreement contained herein, in the Note or in the other Loan Documents;

(6) subject to the provisions of Section 10 (captioned "Exculpation") of the Note, recover judgment on the Note either before, during or after any proceedings for the enforcement of this Security Instrument or the other Loan Documents;

(7) apply for the appointment of e receiver, trustee, liquidator or conservator of the Property, without notice and without regard for the adequacy of the security for the Secured Obligations and without regard for the solvency of Borrower, any Guarantor, any Indemnitor or of any person, firm or other entity liable for the payment of the Secured Obligations;

(8) subject to any applicable state or federal law, the license granted to Borrower under Section 3.02 hereof shall automatically be revoked and Lender may enter into or upon the Property, either personally or by its agents, nominees or attorneys and dispossess Borrower and its agents and servants therefrom, without liability for trespass, damages or otherwise and exclude Borrower and its agents or servants wholly therefrom, and take possession of all rent rolls, Leases (Including, without limitation, the form Lease and amendments and exhibits), subleases (including, without limitation. the form sublease and amendments and exhibits) and rental and license agreements with the tenants,

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subtenants and licensees, in possession of the Property or any part or parts thereof; tenants', subtenants' and licensees' money deposits or other property including, without limitation, any letter of credit) given to secure tenants', subtenants' and licensees' obligations under Leases, subleases or licenses, together with a list of the foregoing; all lists pertaining to current rent and license fee arrears; any and all architects' plans and specifications, licenses and permits, documents, books, records, accounts, surveys and property which relate to the management, leasing, operation, occupancy, ownership, insurance, maintenance, or service of or construction upon the Property and Borrower shall surrender possession thereof and of the Property to Lender upon demand, and thereupon Lender may (i) use, operate, manage, control, insure, maintain, repair, restore and otherwise deal with all and every part of the Property and conduct the business thereat; (ii) complete any construction on the Property in such manner and form as Lender deems advisable; (iii) make alterations, additions, renewals, replacements and improvements to or on the Property; (iv) exercise all rights and powers of Borrower with respect to the Property, whether in the name of Borrower or otherwise, including, without limitation, the right to make, cancel, enforce or modify Leases, obtain and evict tenants, and demand, sue for, collect and receive all Rents of the Property and every part thereof; (v) either require Borrower (A) to pay monthly In advance to Lender, or any receiver appointed to collect the Rents, the fair and reasonable rental value for the use and occupation of such part of the Property as may be occupied by Borrower, or (B) to vacate and surrender possession of the Property to Lender or to such receiver and, in default thereof, Borrower may be evicted by summary proceedings or otherwise; and (vi) apply the receipts from the Property to the payment of the Secured Obligations, In such order, priority and proportions as Lender shall determine after deducting therefrom all expenses (Including, without limitation, attorneys' fees) incurred in connection with the aforesaid operations and all amounts necessary to pay the Taxes, Other Impositions, Insurance Premiums and other expenses in connection with the Property, as well as just and reasonable compensation for the services of Lender, Its counsel, agents and employees;

(9) exercise any and all rights and remedies granted to a secured party upon default under the Uniform Commercial Code, Including, without limitation,: (I) the right to take possession of the Personal Property and other UCC collateral or any part thereof, and to take such other measures as Lender or Trustee may deem necessary for the care, protection and preservation of the Personal Property, and other UCC collateral, and (ii) request Borrower at its expense to assemble the Personal Property and other UCC Collateral and make it available to Lender at a convenient place acceptable to Lender. Any notice of sale, disposition or other intended action by Lender or Trustee with respect to the Personal Property and other UCC collateral sent to Borrower in accordance with the provisions hereof at least ten (10) days prior to such action, shall constitute commercially reasonable notice to Borrower;

(10) apply any sums then deposited in the Impounds and any other sums held in escrow or otherwise by Lender In accordance with the terms of this Security Instrument or any other Loan Document to the payment of the following items in any order as determined by Lender:

(i) Taxes and Other Impositions;

(ii) Insurance Premiums;

(iii) Insurance Premiums;

(iv) amortization of the unpaid principal balance of the Note;

(11) all other sums payable pursuant to the Note, this Security Instrument and the other Loan Documents, including, without Iimitation, advances made by Lender pursuant to the terms of this Security Instrument;

(12) surrender the insurance policies maintained pursuant to Section 1.07 hereof, collect the unearned Insurance Premiums and apply such sums as a credit on the Secured Obligations in such priority and proportion as Lender shall determine, and in connection therewith, Borrower hereby appoints Lender as agent and attorney-in-fact (which is coupled with an interest and is therefore Irrevocable) for Borrower to collect such unearned Insurance Premiums;

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(13) apply the undisbursed balance of any Net Proceeds Deficiency deposit, together with interest thereon, 10 the payment of the Secured Obligations in such order, priority and proportions as Lender shall determine; or

(14) pursue such other remedies as Lender may have under applicable state or federal law.

In the event of a sale, by foreclosure, power of sale, or otherwise, of less than all of the Property, this Security Instrument shall continue as a lien and security interest on the remaining portion of the Property unimpaired and without loss of priority. Notwithstanding the provisions of this Section 2.02(a) hereof to the contrary, If any Event of Default as described In clause (h). (I), ID or (k) of Section 2.01 hereof shall occur, the entire unpaid Secured Obligations shall be automatically due and payable, without any further notice, demand or other action by Lender.

(b) Application of Proceeds. The purchase money, proceeds and avails of any disposition of the Property, or any part thereof, or any other sums collected by Lender pursuant to the Note, this Security Instrument or the other Loan Documents, may be applied by Lender to the payment of the Secured Obligations in such priority and proportions as Lender shall determine.

(c) Right to Cure Defaults. Upon the occurrence of any Event of Default or if Borrower fails 10 make any payment or to do any act as herein provided. lender may, but without any obligation to do so and without notice to or demand on Borrower and without releasing Borrower from any obligation hereunder, make or do the same in such manner and to such extent as Lender may deem necessary to protect the security hereof. Lender or Trustee is authorized to enter upon the Property for such purposes, or appear in, defend, or bring any action or proceeding to protect its interest in the Property or to foreclose this Security Instrument or collect the Secured Obligations. The cost and expense of any cure hereunder (including, without limitation, attorneys' fees to the extent permitted by law), with interest as provided In this Section 2.02(c) hereof, shall constitute a portion of the Secured Obligations and shall be due and payable to Lender upon demand. All such costs and expenses incurred by Lender or Trustee in remedying such Event of Default or such failed payment or act or in appearing in, defending, or bringing any such action or proceeding shall bear Interest at the Default Rate (defined In the Note), for the period after notice from Lender that such cost or expense was incurred to the date of payment to Lender. All such costs and expenses incurred by Lender together with interest thereon calculated at the Default Rate shall be deemed to constitute a portion of the Secured Obligations and shall be immediately due and payable upon demand by Lender therefor.

(d) Actions and Proceedings. Lender or Trustee has the right to appear In and defend any action or proceeding brought with respect to the Property and, after the occurrence and during the continuance of an Event of Default, to bring any action or proceeding, in the name and on behalf of Borrower, which Lender decides should be brought to protect its interest in the Property.

(e) Recovery of Sums Required To Be Paid. Lender shall have the right from time to time to take action to recover any sum or sums which constitute a part of the Secured Obligations as the same become due, without regard to whether or not the balance of the Secured Obligations shall be due. and without prejudice to the right of Lender or Trustee thereafter to bring an action of foreclosure, or any other action, for a default or defaults by Borrower existing at the time such earlier action was commenced.

(f) Examination of Books and Records. Lender, Its agents, accountants and attorneys shall have the right upon reasonable prior notice to Borrower (unless an Event of Default exists, In which case no notice shall be required), to examine and audit, during reasonable business hours, the records, books, management and other papers of Borrower and its affiliates or of any Guarantor or Indemnitor which pertain to their financial condition or the income, expenses and operation of the Property, at the Property or at any office regularly maintained by Borrower, its affiliates or any Guarantor or Indemnitor where the books and records are located. Lender and its agents shall have the right upon notice to make copies and extracts from the foregoing records and other papers.

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(g) Other Rights, etc.

(1) The failure of Lender or Trustee to insist upon strict performance of any term hereof shall not be deemed to be a waiver of any term of this Security Instrument. Borrower shall not be relieved of Borrower's obligations hereunder by reason of (1) the failure of Lender or Trustee to comply with any request of Borrower, any Guarantor or any Indemnitor to take any action to foreclose this Security Instrument or otherwise enforce any of the provisions hereof or of the Note or the other Loan Documents, (2) the release, regardless of consideration, of the whole or any part of the Property, or of any person liable for the Secured Obligations or any portion thereof, or (3) any agreement or stipulation by Lender extending the time of payment, changing the rate of interest, or otherwise modifying or supplementing the terms of the Note, this Security Instrument or the other Loan Documents.

(2) It Is agreed that the risk of loss or damage to the Property is on Borrower, and Lender shall have no liability whatsoever for decline in value of the Property, for failure to maintain the insurance policies required pursuant to Section 1.07 hereof, or for failure to determine whether insurance in force is adequate as to the amount of risks insured. Possession by Lender shall not be deemed an election of judicial relief, if any such possession is requested or obtained, with respect to any portion of the Property, or collateral not in Lender's possession.

(3) Lender may resort for the payment of the Secured Obligations to any other security held by Lender in such order and manner as Lender may elect. Lender or Trustee may take action to recover the Secured Obligations, or any portion thereof, or to enforce any covenant hereof without prejudice to the right of Lender or Trustee thereafter to foreclose this Security Instrument The rights of Lender or Trustee under this Security Instrument shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others. No act of Lender or Trustee shall be construed as an election to proceed under anyone provision herein to the exclusion of any other provision. Neither Lender nor Trustee shall be limited exclusively to the rights and remedies herein stated but shall be entitled to every right and remedy now or hereafter afforded at law or in equity.

(h) Right to Release Any Portion of the Property. Lender may release any portion of the Property for such consideration as Lender may require without, as to the remainder of the Property, in any way impairing or affecting the lien or priority of this Security Instrument, or improving the position of any subordinate lienholder with respect thereto, except to the extent that the Obligations hereunder shall have been reduced by the actual monetary consideration, if any, received by Lender for such release, and may accept by assignment, pledge or otherwise any other Property in place thereof as Lender may require without being accountable for so doing to any other lienholder. This Security Instrument shall continue as a lien and security Interest In the remaining portion of the Property.

(i) Violation of Laws. If the Property Is not In compliance with applicable laws, Lender may impose additional requirements upon Borrower in connection herewith including, without limitation, monetary reserves or financial equivalents.

(j) Right of Entry. Lender and its agents shall have the right to enter and inspect the Property at all reasonable limes. Except in case of emergency, such entries shall be with reasonable prior notice and shall be with due regard for rights of tenants.

ARTICLE 3. ASSIGNMENT OF LEASES, RENTS. INCOME AND PROFITS

3.01 Assignment; Priority of Assignment. Borrower (referred to in this Article 3 as "Assignor") hereby irrevocably, absolutely, presently and unconditionally grants, sells, assigns, transfers, pledges and sets over to Lender (referred to in this Article 3 as "Assignee"):

(a) any and all Leases, together with all of Assignor's right, title and interest in the Leases including, without Iimitation, all modifications, amendments, extensions and renewals of the Leases and

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all rights and privileges Incident thereto and all demands of claims arising thereunder (including, without limitation, any cancellation fees or other premiums collected in connection with the Leases) or under any policies insuring against loss of rents or profits;

(b) all Rents, including, without limitation, expenses paid by tenants; and

(c) all security deposits, guaranties and other security now or hereafter held by Assignor as security for the perfonnance of the obligations of the tenants under such Leases.

The foregoing assignment of Rents and Leases is intended by Assignor and Assignee to create and shall be construed to create a present and absolute assignment to Assignee of all of Assignor's right, title and interest in the Rents and in the Leases and shall not be deemed to create merely an assignment for security only for the payment of any Indebtedness or the performance of any obligations of Assignor under any of the Loan Documents, This assignment is Included within the text of this Security Instrument for convenience only, but such inclusion shall not derogate from its effectiveness any other assignment of Rents or Leases contained in any other Loan Documents or otherwise and all shall be supplementary to one another.

Nothing contained herein shall operate or be construed to obligate Assignee to perform any of the terms, covenants and conditions contained In any Lease or otherwise to Impose any obligation upon Assignee with respect to any Lease, including, without limitation, any obligation arising out of any covenant of quiet enjoyment therein contained In the event the tenant under any such Lease shall have been joined as a party defendant in any action to foreclose and the estate of such tenant shall have been thereby terminated. Assignor and Assignee further agree that, during the term of this Security Instrument, the Rents shall not constitute property of Assignor (or of any estate of Assignor) within the meaning of 11 u.s.c. §541 , as may be amended from time to time. Assignor hereby represents and warrants that (i) Assignor has good title to the Leases and the full power and light to assign the Leases; (ii) no other persons have any title or interest in the Leases; (iii) the Leases are in full force and effect and have not been modified except as set forth in the certified occupancy statement delivered to and approved by Assignee; (Iv) there are no defaults under any of the Leases; (v) no other assignments of all or any portion of the Rents or the Leases exist or remain outstanding; (vi) all Rents due have been paid in full; (vii) none of the Rents reserved in the Leases have been assigned or otherwise pledged or hypothecated; (viii) none of the Rents have been collected for more than one (1) month in advance (except a security deposit shall not be deemed rent collected in advance); (IX) the property demised under the Leases have been completed and the tenants under the Leases have accepted the same and have taken possession of the same on a rent-paying basis; (x) there exist no offsets or defenses to the payment of any portion of the Rents; (xl) Assignor has received no notice from any tenant challenging the validity or enforceability of any Lease; (xii) there are no agreements with the tenants under the Leases other than expressly set forth in each Lease; (xiii) the Leases are valid and enforceable against Assignor and the tenants set forth therein; (xiv) no Lease contains an option to purchase, right of first refusal to purchase, or any other similar provision; (xv) no person or entity has any possessory interest in, or right to occupy, the Property except under and pursuant to a Lease; (xvi) each Lease Is subordinate to this Security Instrument, either pursuant to its terms or a recordable subordination agreement; (xvii) no Lease has the benefit of a non-disturbance agreement that would be considered unacceptable to prudent institutional lenders; (xviii) all security deposits relating to the Leases reflected on the certified rent roll delivered to Assignee have been collected by Assignor; and (xix) no brokerage commissions or finders fees are due and payable regarding any Lease.

Assignor shall take such action and to execute, deliver and record such documents as may be reasonably necessary to evidence such assignment, to establish the priority thereof and to carry out the intent and purpose hereof. If requested by Assignee, Assignor shall execute a specific assignment of any Lease now or hereafter affecting all or any portion of tlhe Property and shall cause the tenant or tenants thereunder to execute, deliver and record a Subordination, Non-Disturbance and Attornment Agreement, in form and substance reasonably satisfactory to Assignee.

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Assignor shall faithfully perform and discharge all of Assignor's obligations under the Leases and to enforce all obligations undertaken by tenants thereunder. Assignor shall defend Assignee in any action relating to the Leases and shall indemnify, defend and hold Assignee harmless from and against any claims of tenants or third parties with respect to the Leases. Assignor shall not receive or collect any Rents in advance of the date due or waive or defer any terms of the Leases without the consent of Assignee. Assignor shall not pledge, assign or further encumber the Leases or any Rents or (except as is permitted by Section 1.26(b) above) modify or terminate the Leases, or permit any assignment or sublease thereunder, without Assignee's prior written consent. Assignor Irrevocably appoints Assignee its true and lawful attorney-in-fact, at the option of Assignee at any time and from time to time, to demand, receive and enforce payment, to give receipts, releases and satisfactions, and to sue, in the name of Assignor, Trustee or Assignee, for all such Rents, and apply the same to the Secured Obligations.

3.02 Grant of Revocable License to Collect Rents. So long as an Event of Default shall not have occurred and be continuing under this Security Instrument, Assignee hereby grants to Assignor a revocable license to enforce the Leases, to collect the Rents, to apply the Rents to the payment of the costs and expenses incurred in connection with the Property and to any Secured Obligations. If requested by Assignee, Assignor shall (a) give written notice to the tenants under the Leases of the assignment of Rents and Leases by Assignor to Assignee pursuant to Section 3.01 hereof, of too grant of the revocable license by Assignee to Assignor pursuant to this Section 3.02, and of the respective rights of Assignor and Assignee under this Article 3; and (b) obtain such tenants' agreements to be bound by and comply with the provisions of such assignment and grant. All Leases hereafter executed with respect to the Property shall contain a reference to the foregoing assignment and grant and shall state that the tenant executing such Lease shall be bound by and shall comply with the provisions hereof.

3.03 Revocation of License; Assignee's Rights, upon the occurrence of an Event of Default and at any time thereafter during the continuance thereof, subject to applicable laws, the license granted to Assignor hereunder shall automatically be revoked. Upon such revocation, Assignor shall promptly deliver to Assignee all Rents then held by or for the benefit of Assignor. Assignee, In addition to any other rights granted to Assignee under this Security Instrument, shall have the right: (I) to notify the tenants under the Leases that Assignor's license to collect Rents has been revoked, and, with or without taking possession of the Property, to direct such tenant to thereafter make all payments of Rent and to perform all obligations under this Lease to or for the benefit of Assignee or as directed by Assignee; (ii) to enter upon the Property and to take over and assume the management, operation and maintenance of the Property, to enforce all Leases and collect all Rents due thereunder, to amend, modify, extend, renew and terminate any or all Leases and execute new leases; and (iii) to perform all other acts which Assignee shall determine to be necessary or desirable to carry out the foregoing. Each tenant under any lease shall be entitled to rely upon any notice from Assignee and shall be protected with respect to any payment of Rent made pursuant to such notice, Irrespective of whether a dispute exists between Assignor and Assignee with respect to the existence of an Event of Default or the rights of Assignee hereunder. The payment of Rent to Assignee pursuant to any such notice and the performance of obligations under any Lease to or for the benefit of Assignee shall not cause Assignee to assume or be bound by the provisions of such Lease including, without Iimitation, the duly to return any security deposit to the tenant under such Lease unless and to the extent such security deposit was paid to Assignee by Assignor. Assignor shall indemnify, defend and hold Assignee harmless from and against any and all losses, claims, damage or liability arising out of any claim by a tenant with respect thereto,

3.04 Application of Rents; Security Deposits. All Rents received by Assignee pursuant to this Security Instrument shall be applied by Assignee, as determined by Assignee, to any of the following:

(i) the costs and expenses of collection, including, without limitation, attorneys' fees and receivership fees, costs and expenses; (ii) the costs and expenses incurred In connection with the management, operation and maintenance of the Property; (iii) the establishment of reasonable reserves for working capital and for anticipated or projected costs and expense, including, without limitation, capital improvements which may be necessary or desirable or required by law; and (iv) the payment of any indebtedness then owing by Assignor to Assignee. In connection therewith, Assignor further agrees that all Rents received by Assignee from any tenant may be allocated first, if Assignee so elects, to the payment of all current obligations of such tenant under its Lease and not to amounts which may be

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accrued and unpaid as of the date of revocation of Assignor's license to collect such Rents. Assignee may, but shall have no obligation to, pursue any tenant for the payment of Rent which may be due under its Lease with respect to any period prior to the exercise of Assignee's rights hereunder or which may become due thereafter. Assignor agrees that the collection of Rents by Assignee and the application of such Rents by Assignee to the costs, expenses and obligations referred to in this Section 3.04 shall not cure or waive any default or Event of Default or invalidate any act including, without limitation, any sale of all or any portion of the Property now or hereafter securing the Loan) done in response to or as a result of such default or Event of Default or pursuant to any notice of default or notice of sale issued pursuant to any Loan Document.

3.05 No Mortgagee in Possession. Nothing contained in this Security Instrument shall be construed as constituting Assignee a "mortgagee in possession" in absence of the taking of actual possession of the Property by Lender. In the exercise of the powers herein granted Lender, no liability shall be asserted or enforced against Assignee, all such liability being expressly waived and released by Assignor.

ARTICLE 4. SECONDARY MARKET

4.01 Transfer of Loan. Lender may, at any time, sell, transfer or assign the Note, this Security Instrument and the other Loan Documents, and any or all servicing rights with respect thereto, or grant participations therein or issue mortgage pass-through certificates or other securities evidencing a beneficial Interest in a rated or unrated public offering or private placement (the securities"). Lender may forward to each purchaser, transferee, assignee, servicer, participant or investor in such Securities or any rating agency ("Rating Agency") rating such Securities (collectively, the 'Investor") and each prospective Investor, all documents and information which Lender now has or may hereafter acquire relating to the Loan and to Borrower, and the Property, whether furnished by Borrower, or otherwise, as Lender determines necessary or desirable. Borrower shall cooperate with Lender in connection with any transfer made or any Securities created pursuant to this Security Instrument, including, without limitation, the delivery of an estoppel certificate in accordance therewith, and such other documents as may be reasonably required by Lender. Borrower shall also furnish and Borrower consents to Lender furnishing to such Investors or such prospective Investors or Rating Agency any and all information concerning the Property, the Leases, the financial condition of Borrower as may be requested by Lender, any Investor or any prospective Investor or Rating Agency in connection with any sale, transfer or participation interest. Lender may retain or assign responsibility for servicing the Note, this Security Instrument, and the other Loan Documents, or may delegate some or all of such responsibility and/or obligations to a servicer (including, without limitation, any subservicer or master servicer) or agent. Lender may make such assignment or delegation on behalf of the Investors if the Note is sold or this Security Instrument or the other Loan Documents are assigned. All references to "Lender" In the Loan Documents shall refer to and Include any such servicer or agent, to the extent applicable, In each case as designated by Lender from time to time.

4.02 Conversion to Registered Form. At the request and the expense of Lender, Borrower shall appoint, as its agent, a registrar and transfer agent (the "Registrar") acceptable to Lender which shall maintain, subject to such reasonable regulations as it shall provide, such books and records as are necessary for the registration and transfer of the Note In a manner that Shall cause the Note to be considered to be in registered form for purposes of Section 163(1) of the U.S. Internal Revenue Code. The option to convert the Note into registered form once exercised may not be revoked. Any agreement setting out the rights and obligations of the Registrar shall be subject to the reasonable approval of Lender. Borrower may revoke the appointment of any particular person as Registrar, effective upon the effectiveness of the appointment of a replacement Registrar. The Registrar Shall not be entitled to any fee from Lender or any other Lender in respect of transfers of the Note and this Security Instrument (other than taxes and governmental charges and fees).

4.03 Estoppel Certificate. Upon any transfer or proposed transfer contemplated by Section 4.01 above, at Lender's request, Borrower, or any guarantors or indemnitors shall provide an estoppel

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certificate to the Investor or any prospective Investor in such form, substance and detail as Lender, such Investor or prospective Investor may require.

ARTICLE 5. FURTHER ASSURANCES

5.01 Recording of Security Instrument; Other Assurances. Borrower forthwith upon the execution and delivery of this Security Instrument and thereafter, from time to time, will cause this Security Instrument and any of the Loan Documents creating a lien or security Interest or evidencing the lien hereof upon the Property and each instrument of further assurance to be filed, registered or recorded In such manner and in such places as may be required by any present or future law In order to publish notice of and fully to protect and perfect the lien or security interest hereof upon, and the interest of Lender in, the Property. Borrower will pay all taxes, filing, registration or recording fees, and all expenses incident to the preparation, execution, acknowledgment and/or recording of the Note, this Security Instrument, the other Loan Documents, any note or deed of trust or mortgage supplemental hereto, any security instrument with respect to the Property and any instrument of further assurance, and any modification or amendment of the foregoing documents, and all federal, state, county and municipal taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of this Security Instrument, any deed of trust or mortgage supplemental hereto, any security instrument with respect to the Property or any instrument of further assurance, and any modification or amendment of the foregoing documents, except where prohibited by law so to do.

5.02 Further Acts. Borrower will, at the cost of Borrower, and without expense to Lender, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, deeds of trust, mortgages, assignments, notices of assignments, transfers and assurances as Lender shall, from time to time, require, for the better assuring, conveying, assigning, transferring, and confirming unto Lender and Trustee the Property and rights hereby deeded, mortgaged, granted, bargained, sold. conveyed, confirmed, pledged, assigned, warranted and transferred or Intended now or hereafter so to be, or which Borrower may be or may hereafter become bound to conveyor assign to Lender, or for carrying out the intention or facilitating the performance of the terms of this Security Instrument or for filing, registering or recording this Security Instrument, or for complying with all applicable laws. Borrower, on demand, will execute and deliver and hereby authorizes Lender to execute in the name of Borrower or without the signature of Borrower to the extent Lender may lawfully do so, one or more financing statements, chattel mortgages or other instruments, to evidence more effectively the security Interest of Lender in the Property. Borrower grants to Lender an Irrevocable power of attorney coupled with an interest for the purpose of exercising and perfecting any and all rights and remedies available to Lender at law and in equity, including, without limitation, such rights and remedies available to Lender pursuant to this paragraph. Borrower specifically agrees that all power granted to Lender under this Security Instrument may be assigned by Lender to its successors or assigns as holder of the Note.

5.03 Changes in Laws Regarding Taxation; Documentary Stamps.

(a) In the event of the passage after the date of this Security Instrument of any law of the state where the Property is located deducting from the value of real property for the purpose of taxation any lien or encumbrance thereon or changing in any way the laws for the taxation of mortgages or loans secured by mortgages for slate or local purposes or the manner of the collection of any such taxes, and imposing a tax, (including, without limitation, a withholding tax) either directly or indirectly, on this Security Instrument, the Note or the Loan, Borrower shall, if permitted by law. pay any tax imposed as a result of any such law within the statutory period or within fifteen (1S) days after demand in Lender, whichever is less, provided, however, that if, In the opinion of the attorneys for Lender, Borrower is not permitted by law to pay such taxes, Lender shall have the right, at its option, to declare the Loan due and payable on a date specified in a prior notice to Borrower of not less than thirty (30) days. Any prepayment made by Borrower pursuant to the terms of this paragraph shall be made without any Prepayment Charge (as defined In the Note),

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(b) If at any time the United states of America, any state thereof, or any governmental subdivision of any such State, shall require revenue or other stamps to be affixed to the Note or this Security Instrument, Borrower will, upon demand, pay for the same, with interest and penalties thereon, if any.

ARTICLE 6. STATE-SPECIFIC PROVISIONS/MODIFICATIONS AND OTHER PROVISIONS

6.01 Inconsistencies. In the event of any conflicts between the terms and conditions of this Article 6 and the remainder of this Security Instrument, the terms and conditions of this Article 6 shall govern, but only to the extent of any such conflicts.

6.02 No Border Zone Property. Borrower hereby represents and warrants that the Property has not been designated as a Border Zone Property under the provisions of California Health and Safety Code, Sections 25220 et. Seq. or any regulation adopted in accordance therewith, and there has been no occurrence or condition on any real property adjoining or in the vicinity of the Property that is reasonably likely to cause the Property or any part thereof to be designated as Border Zone Property.

6.03 Environmental Impairment. In furtherance of and not in limitation of any other provisions of this Security Instrument, including without limitation Section 1.03:

In accordance with California Code of Civil Procedure Section 726.5, Lender may waive its lien against the Property or any portion thereof, together with fixtures or personal property thereon, to the extent such property is found to be environmentally impaired, and may exercise any and all rights and remedies of an unsecured creditor against Borrower and all of Borrower's assets and property for the recovery of any deficiency, including, without limitation, seeking an attachment order under California Code of Civil Procedure Section 483.010. No such waiver shall be final or binding on Lender unless and until a final money judgment is obtained against Borrower. As between Lender and Borrower, for purposes of California Code of Civil Procedure Section 726.5, Borrower shall have the burden of proving that the release or threatened release was not knowingly or negligently caused or contributed to, or knowingly or willfully permitted or acquiesced to by Borrower or any related party (or any affiliate or agent of Borrower or any related party) and that Borrower made written disclosure of the release to Lender or that Lender otherwise obtained actual knowledge thereof prior to the making of the loan evidenced by the Note. Notwithstanding anything to the contrary contained in this Security Instrument or the other Loan Documents, Borrower shall be fully and personally liable for all judgments and awards entered against Borrower pursuant to California Code of Civil Procedure 726.5 and such liability shall be an exception to any non-recourse or exculpatory provision in this Security Instrument or the other Loan Documents and shall not be limited to the original principal amount of the obligations secured by this Security Instrument. Borrower's obligations hereunder shall survive the foreclosure, deed in lieu of foreclosure, release, reconveyance or any other transfer of the Property or this Security Instrument. For the purpose of any action brought under this Section, Borrower hereby waives the defense of laches and any applicable statute of limitations. For purposes of California Code of Civil Procedure 726.5, the acts, knowledge and notice of each "726.5 Party" shall be attributed to and be deemed to have been performed by the party or parties then obligated on and liable for payment of the Note. As used herein, '726.5 Party" shall mean Borrower, any successor owner to Borrower of all or any portion of the Property, any related party of Borrower or any such successor and any affiliate or agent of Borrower, any such successor or any such related party.

Borrower hereby confirms the right of Lender (or a receiver appointed by Lender to enter upon and inspect all or any portion of the Property for the purpose of determining the existence, location, nature and magnitude of any past or present release or threatened release of any hazardous substance into, onto, beneath, or from the Property in accordance with Section 2929.5 of the California Civil Code. All reasonable costs and expenses incurred by Lender pursuant to this provision or pursuant to Section 2929.5 of the California Civil Code, including, without limitation, costs of consultants and contractors, costs of repair of any physical Injury to the Property normal and customary to the tests and studies, court costs and attorneys' fees, costs and expenses, whether incurred in litigation or not and whether before or

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alien judgment, shall be payable by Borrower and the Indemnitor(s) (other than Borrower) under the Environmental Indemnification Agreement executed in connection with the Loan ("Indemnitor(s),) and, to the extent advanced or incurred by Lender, shall be reimbursed to Lender by Borrower and the lndemnitor(s) upon demand. This provision is separate and several, and shall survive merger into any Judgment.

In addition, Lender shall have the right to appoint a receiver when permitted under Section 564 of the California Code of Civil Procedure, including, without limitation, in order to enforce Lender's rights under Section 2929.5 of the California Civil Code. The receiver shall have all of the rights and powers to the fullest extent permitted by law. The receiver shall have the right to apply Rents to cleanup, remediation or other response action concerning the release or threatened release of Hazardous Materials, whether or not such actions are pursuant to an order of any federal, state or local governmental agency.

6.04 Waiver of Rights Regarding Condemnation Proceeds. Borrower unconditionally and irrevocably waives all rights of a property owner under Section 1265.225(a) of the California Code of Civil Procedure or any successor statute providing for the allocation of condemnation proceeds between a property owner and a lien holder.

6.05 Evasion of Prepayment Terms. If an Event of Default shall occur, a tender of any payment of principal by Borrower, its successors or assigns or by anyone on behalf of Borrower, its successors or assigns, In excess of the amount which would have been payable had the Event of Default not occurred, shall constitute an evasion of the prepayment terms of the Note, as incorporated herein by reference, and shall be deemed to be a voluntary prepayment thereunder and any such payment, to the extent permitted by law, must include the prepayment charge computed in accordance with the terms of the Note.

6.06 Waiver of Section 2822. Borrower hereby waives, to the extent applicable to Borrower, any right or privilege to which it may be entitled under Section 2822 of the California Civil Code or otherwise to designate the portion of the Limited Recourse Obligations Guaranty executed in connection with the Loan (the "Guaranty”) which is to be satisfied by a partial payment (whether voluntary, as a result of judgment or otherwise) of the Loan. In such event, Borrower acknowledges and agrees that the terms and provisions of the Guaranty shall govern.

6.07 Power of Sale and Other Provisions.

For any sale under the power of sale granted by this Security Instrument, Lender, its successors and assigns, may elect to cause the Property or any part thereof to be sold as follows:

(a) Lender may proceed as if all of the Property were real property, in accordance with subparagraph (d) below, or Lender may elect to treat any of the Property which consists of a right in action or which is property that can be severed from the Property without causing structural damage thereto as if the same were personal property, and dispose of the same in accordance with subparagraph

(c) below, separate and apart from the sale of real property, the remainder of the Property being treated as real property.

(b) Lender may cause any such sale or other disposition to be conducted immediately following the expiration of any grace period, if any, herein provided (or immediately upon the expiration of any redemption period required by law) as specified in subparagraph (a) above or Lender may delay any such sale or other disposition for such period of time as Lender deems to be in its best interest. Should Lender desire that more than one such sale or other disposition be conducted, Lender may at its option, cause the same to be conducted simultaneously. or successively on the same day, or at such different days or limes and in such order as Lender may deem to be in its best interest.

(c) Should Lender elect to cause any of the Property to be disposed of as personal property as permitted by subparagraph (a) above, it may dispose of any part hereof in any manner now or

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hereafter permitted by Article 9 of the California Uniform Commercial Code or in accordance with any other remedy provided by law. Both Borrower and Lender shall be eligible to purchase any part or all of such property at any such disposition. Any such disposition may be either public or private as Lender may so elect, subject to the provisions of the California Uniform Commercial Code. Lender shall give Borrower at least ten (10) days' prior written notice of the time and place of any public sale or other disposition of such property or of the time at or after which any private sale or any other intended disposition is to be made, and if such notice is sent to Borrower as provided in subparagraph (k) hereof, it shall constitute reasonable notice to Borrower.

(d) Should Lender elect to sell the Property which is real property or which Lender has elected to treat as real property, upon such election Lender or Trustee shall give such Notice of Default and Election to Sell as may then be required by law. Thereafter, upon the expiration of such time and the giving of such Notice of Sale as may then be required by law, Trustee, at the time and place specified in the Notice of Sale, shall sail such Property, or any portion thereof specified by Lender, at public auction to the highest bidder for cash in lawful money of the United States, subject, however, to the provisions of subparagraph (i) hereof. Trustee for good cause may, and upon request of Lender shall, from time to time, postpone the sale by public announcement thereof at the time and place noticed therefor, If the Property consists of several lots or parcels, Lender may designate the order in which such lots or parcels shall be offered for sale or sold. Any person, including Borrower, Trustee or Lender, may purchase at the sale. Upon any sale Trustee shall execute and deliver to the purchaser or purchasers a deed or deeds conveying the property so sold, but without any covenant or warranty whatsoever, express or Implied, whereupon such purchaser or purchasers Shall be let into immediate possession.

(e) In the event of a sale or other disposition of any such property, or any part thereof, and the execution of a deed or other conveyance, pursuant thereto, the recitals therein of facts, such as a default, the giving of notice of default and notice of sale, demand that such sale should be made, postponement of sale, terms of sale, sale, purchaser, payment of purchase money, and any other fact affecting the regularity or validity of such sale or disposition, shall be conclusive proof of the truth of such facts for purposes of such sale, conveyance or other disposition; and any such deed of conveyance shall be conclusive against all persons as to such facts recited therein for purposes of such conveyance.

(f) Lender and/or Trustee shall apply the proceeds of any sale or disposition hereunder to payment of the following: (1) the expenses of such sale or disposition together with Trustee's fees and reasonable attorneys' fees, and the actual cost of publishing, recording, mailing and posting notice; (2) the cost of any search and/or other evidence of title procured in connection therewith and transfer tax on any deed or conveyance; (3) all su!'1s expended under the terms hereof, not then repaid, with accrued interest in the amount provided herein; (4) all other sums secured hereby; and (5) the remainder If any to the person or persons legally entitled thereto.

(g) The acknowledgement of the receipt of the purchase money, contained in any deed of conveyance executed as aforesaid, shall be sufficient to discharge Borrower from all obligations and to evidence the proper application oftne consideration therefor.

(h) Borrower hereby expressly waives any right which it may have to direct the order in which any of the Property shall be sold in the event of any sale or sales pursuant hereto.

(i) Upon any sale of the Property, whether made under a power of sale herein granted or pursuant to judicial proceedings, If the holder of the Note is a purchaser at such sale, it shall be entitled to use and apply all or any portion of the indebtedness then secured hereby for or in settlement or payment of all or any portion of the purchase price of the property purchased, and, in such case, this Security Instrument, the Note and documents evidencing expenditures secured hereby shall be presented to the person conducting the sale in order that the amount of said indebtedness so used or applied may be credited thereon as having been paid.

(j) No remedy herein conferred upon or reserved to Trustee or Lender is intended to be exclusive of any other remedy herein or by law provided, but each shall be cumulative and shall be in

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addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. Every power or remedy given by this instrument to Trustee or Lender, or to which either of them may be otherwise entitled, may be exercised from time to time and as often as may be deemed expedient by Trustee or Lender, and either of them may pursue inconsistent remedies. If there exists additional security for the performance of the obligations secured hereby, the holder of the Note, at its sole option and without limiting or affecting any rights or remedies hereunder, may exercise any of the rights and remedies to which it may be entitled hereunder either concurrently with whatever other rights it may have in connection with such other security or in such order as it may determine.

(iI) Borrower hereby requests that every notice of default and every notice of sale be given in accordance with the provisions of Section 7.05 hereof except as otherwise required by statute. Borrower may, from time to time, change the address to which notice of default and sale hereunder shall be sent by both filing a request therefor, In the manner provided by the California Civil Code, Section 2924b, and sending a copy of such request to Lender, its successors or assigns in accordance with the provisions of Section 7.05 hereof.

6.08 California Uniform Commercial Code. In furtherance of and not in limitation of any other provisions of this Security Instrument, including without limitation Section 2.02(a):

Upon the occurrence of an Event of Default under this Security Instrument, Lender, pursuant to the appropriate provisions of the California Uniform Commercial Code, shall have an option to proceed with respect to both the real property portion of the Property and the Personal Property in accordance with its rights, powers and remedies with respect to such real property, in which event the default provisions of the California Uniform Commercial Code shall not apply. Such option shall be revocable by Lender as to all or any portion of the Personal Property at any time prior to the sale of the remainder of the Property. In such event Lender shall designate Trustee to conduct the sale of the Personal Properly in combination with the sale of the remainder of the Property. Should Lender elect to sell the Personal Property or any part thereof which is real property or which Lender has elected to treat as real property or which may be sold together with the real property as provided above, Lender or Trustee shall give such notice of default and election to sell as may then be required by law. The parties agree that if Lender shall eject to proceed with respect to any portion of the Personal Property separately from such real properly, ten (10) days notice of the sale of the Personal Property shall be reasonable notice. The reasonable expenses of retaking, holding, preparing for sale, selling and the like incurred by Lender shall include, but not be limited to, reasonable attorneys' fees, costs and expenses, and other expenses incurred by Lender.

6.09 Forbearance by Lender Not A Waiver. Borrower waives to the extent permitted by law, notice of election to mature or declare due the whole of the Secured Obligations. Any forbearance by Lender in exercising any right or remedy hereunder, or otherwise afforded by applicable law, shall not be a waiver of or preclude the exercise of any tight or remedy. The acceptance by Lender of payment of any sum secured by this Security Instrument after the due date of such payment shall not be a waiver of Lender’s right either to require prompt payment when due of all other sums so secured or to declare an Event of Default for failure to make prompt payment The procurement of Insurance or the payment of taxes of other liens or charges by Lender shall not be a waiver of Lender’s right to accelerate the maturity of the Secured Obligations nor shall Lender's receipt of any awards, proceeds or damages under this Security Instrument operate to cure or waive Borrower's default in payment of sums secured by this Security Instrument

6.10 Additional Costs. In furtherance of and not in limitation of any other provisions of this Security Instrument, including without limitation Section 7.09:

Borrower shall pay all reasonable Costs incurred by Lender in connection with the documentation, modification, workout, collection or enforcement of the Loan or any of the Loan Documents (as applicable), including probate, appellate and bankruptcy proceedings, any post-judgment proceedings to collect or enforce any Judgment or order relating to the Loan or any of the Loan Documents (as applicable), and all such Costs shall be included as additional Secured Obligations

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bearing Interest at the Default Rate set forth in the Note until paid. In any action to foreclose the lien hereof or otherwise enforce Lender's rights and remedies hereunder, there shall be allowed and Included as additional Secured Obligations all Costs which may be paid or incurred by or on behalf of Lender. For the purposes hereof 'Costs' means all expenditures and expenses which may be paid or Incurred by or on behalf of Lender including repair costs, payments to remove or protect against liens, attorneys' fees, costs and expenses, receivers' fees, appraisers' fees, engineers' fees, accountants' fees, independent consultants' fees (including environmental consultants), all costs and expenses Incurred in connection with any of the foregoing, Lender's out-of-pocket costs and expenses related to any audit or inspection of the Property, outlays for documentary and expert evidence, stenographers' charges, stamp taxes, publication costs, and costs (which may be estimates as to Items to be expended after entry of an order or judgment) for procuring all such abstracts of title, title searches and examination, titIe insurance policies, and similar data and assurances with respect to title as Lender may deem reasonably necessary either to prosecute any action or to evidence to bidders at any sale of the membership interests in Borrower the true condition of the title to, or the value of, the Property. Further, all 'Costs" shall include such other costs, expenses and fees as may be Incurred by Lender in the protection of the Property and the maintenance of the lien of this Deed of Trust, including, attorneys' fees, costs and expenses in any litigation or proceeding affecting this Deed of Trust, the Note, the other Loan Documents, the Property or the Personal Property, Including probate, appellate, and bankruptcy proceedings, and any post·judgment proceedings to collect or enforce any judgment or order relating to this Deed of Trust or the other Loan Documents, to obtain any court order or the appointment of a receiver to enforce Lender's rights pursuant to Section 564 of the California Code of Civil Procedure and/or Section 2929.5 of the California Civil Code or in preparation for the commencement or defense of any action or proceeding, shall be Immediately due and payable to Lender, with interest thereon at the Default Rate, and shall be secured by this Deed of Trust. This provision Is separate and several, and shall survive the merger of this provision into any judgment.

6.11 Default Rate. The "highest rate permitted under applicable law" referred to In Section 1,03 shall mean the Default Rate (as defined in the Note) if such a rate Is not specified by applicable law.

ARTICLE 7. MISCELLANEOUS

7.01 Amendments. This Instrument cannot be waived, changed, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of any waiver, change, discharge or termination is sought.

7.02 Borrower Waiver of Rights; Waiver of Automatic Stay.

(a) Borrower waives to the extent permitted by law, (i) the benefit of all laws now existing or that may hereafter be enacted providing for any appraisement before sale of any portion of the Property, (ii) all rights of valuation, appraisement, stay of execution, reinstatement and redemption laws and marshaling in the event of foreclosure of the liens hereby created, (iii) all rights and remedies which Borrower may have or be able to assert by reason of the laws of the state where the Property is located pertaining to the rights and remedies of sureties, (iv) the right to assert any statute of limitations as a bar to the enforcement of the lien of this Security Instrument or to any action brought to enforce the Note or any other obligation secured by this Security Instrument, and (v) any rights, legal or equitable, to require marshaling of assets or to require upon foreclosure sales in a particular order. Lender shall have the right to determine the order in which any or all of the Property shall be subjected to the remedies provided herein. Lender shall have the right to determine the order in which any or all portions of the Secured Obligations are satisfied from the proceeds realized upon the exercise of the remedies provided herein.

(b) WITHOUT LIMITING ANY OF THE FOREGOING SET FORTH IN SUBSECTION (a) ABOVE, BORROWER HEREBY AGREES THAT, IN CONSIDERATION OF LENDER'S AGREEMENT TO MAKE THE LOAN AND IN RECOGNITION THAT THE FOLLOWING COVENANT IS A MATERIAL INDUCEMENT FOR LENDER TO MAKE THE LOAN, IF BORROWER SHALL (b) FILE WITH ANY BANKRUPTCY COURT OF COMPETENT JURISDICTION OR BE THE SUBJECT OF ANY PETITION

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UNDER ANY SECTION OR CHAPTER OF THE BANKRUPTCY CODE, OR SIMILAR LAW OR STATUTE: (ii) BE THE SUBJECT OF ANY ORDER FOR RELIEF ISSUED UNDER THE BANKRUPTCY CODE OR SIMILAR LAW OR STATUTE; (iii) FILE OR BE THE SUBJECT OF ANY PETITION SEEKING ANY REORGANIZATION, ARRANGEMENT, COMPOSITION, READJUSTMENT, LIQUIDATION, DISSOLUTION, OR SIMILAR RELIEF UNDER ANY PRESENT OR FUTURE FEDERAL OR STATE ACT OR LAW RELATING TO BANKRUPTCY, INSOLVENCY, OR OTHER RELIEF FOR DEBTORS; (iv) HAVE SOUGHT OR CONSENTED TO OR ACQUIESCED IN THE APPOINTMENT OF ANY TRUSTEE, RECEIVER, CONSERVATOR, OR LIQUIDATOR; OR (v) BE THE SUBJECT OF AN ORDER. JUDGMENT OR DECREE ENTERED BY ANY COURT OF COMPETENT JURISDICTION APPROVING A PETITION FILED AGAINST ANY BORROWER FOR ANY REORGANIZATION, ARRANGEMENT, COMPOSITION, READJUSTMENT, LIQUIDATION, DISSOLUTION, OR SIMILAR RELIEF UNDER ANY PRESENT OR FUTURE FEDERAL OR STATE ACT OR LAW RELATING TO BANKRUPTCY, INSOLVENCY OR RELIEF FOR DEBTORS. THEN, SUBJECT TO COURT APPROVAL, LENDER SHALL THEREUPON BY ENTITLED AND BORROWER HEREBY IRREVOCABLY CONSENTS TO, AND WILL NOT CONTEST, AND AGREES TO STIPULATE TO RELIEF FROM ANY AUTOMATIC STAY OR OTHER INJUNCTION IMPOSED BY SECTION 362 OF THE BANKRUPTCY CODE OR SIMILAR LAW OR STATUTE (INCLUDING, WITHOUT LIMITATION, REUEF FROM ANY EXCLUSIVE PERIOD SET FORTH IN SECTION 1121 OF THE BANKRUPTCY CODE) OR OTHERWISE AVAILABLE TO LENDER AS PROVIDED IN THE NOTE AND THE LOAN DOCUMENTS, AND AS OTHERWISE PROVIDED BY LAW, AND BORROWER HEREBY IRREVOCABLY WAIVES ITS RIGHT TO OBJECT TO SUCH RELIEF.

7.03 Statements by Borrower. Borrower shall, within ten (10) days after written notice thereof from Lender, deliver to Lender (or any person designated by Lender) a written statement, in form satisfactory to Lender, fully acknowledged, stating the unpaid principal of and interest on the Note and any other amounts secured by this Security Instrument and staling whether any offset, counterclaim or defense exists against such sums and the obligations of this Security Instrument.

7.04 Loan Statement Fees, Lender or its authorized loan servicing agent may impose a service charge for any statement requested by Borrower regarding the Secured Obligations; provided, however, that such amount may not exceed the maximum amount allowed by law at the time request for the statement is made.

7.05 Notices. Whenever Borrower, Trustee or Lender shall desire to give or serve any notice, demand, request or other communication with respect to this Security Instrument, each such notice, demand, request or communication shall be given in witting at the address of the intended recipient set forth below by any of the following means: (a) personal service including, without limitation, service by overnight courier service): (b) electronic communication, whether by telex, telegram or telecopying (If confirmed in writing sent by personal service or by registered or certified, first class mall, return receipt requested); or (c) registered or certified, first class mail, return receipt requested:

If to Lender:	ARTESIA MORTGAGE CAPITAL CORPORATION
1180 NW Maple Street, Suite 202
Issaquah, Washington 98027
Attn: Servicing Department
Fax: (425) 313·1005
with a copy to:	BEST & FLANAGAN LLP
225 South Sixth street, Suite 4000
Minneapolis, Minnesota 55402
Attn: Bradley F. Williams
Fax: (812) 339-5897
If to Lender:	ARTESIA MORTGAGE CAPITAL CORPORATION
1180 NW Maple Street, Suite 202
Issaquah, Washington 98027
Attn: Servicing Department
Fax: (425) 313·1005
with a copy to:	BEST & FLANAGAN LLP
225 South Sixth street, Suite 4000
Minneapolis, Minnesota 55402
Attn: Bradley F. Williams
Fax: (812) 339-5897

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If to Borrower. CALIFORNIA VALLEY ASSOCIATES 1150 First Avenue, Suite 920 King of Prussia, Pennsylvania 19506 Tel: (610) 68D-3511 Fax: (610) 992-1166
with a copy to: TUPITZA & BRYMAN, P,C. Attorneys for Managers, Inc. 212 West Gay Street West Chester, Pennsylvania 19380 Attn: Jeffrey Bryman Tel: (610) 696-2600 Fax: (610) 344-7199

If to Trustee: COMMONWEALTH LAND TITLE 3131 Camino Del Rio, Suite 1400 San Diego, California 92103 Attn: Anni Fnedertcksen Fax: (619) 686-2181

Such addresses may be changed by notice to the other parties given In the same manner as provided above. Any notice, demand or request sent pursuant to either subsection (a) or (b) hereof shall be deemed received upon such personal service or upon dispatch by electronic means, and, If sent pursuant to subsection (e) shall be deemed received five (5) days following deposit in the mail.

7.06 Captions. The captions or headings at the beginning of each Section hereof are for the convenience onhe parties and are not a part of this Security Instrument.

7.07 Savings Clause; Invalidity of Certain Provisions. Notwithstanding any provisions in the Note or in this Security Instrument to the contrary, the total liability for payments in the nature of Interest, including, without limitation, prepayment charges, default Interest and late fees, shall not exceed the limits imposed by the laws of the state where the Property is located or the United states of America relating to maximum allowable charges of interest. Lender shall not be entitled to receive, collect or apply, as interest on the Secured Obligations, any amount in excess of the maximum lawful rate of interest permitted to be charged by applicable laws. If Lender ever receives, collects or applies as interest such amount which would be excessive, such interest shall be applied to reduce the unpaid principal balance of the Note, and any remaining excess shall be paid over to person or persons legally entitled thereto. Every provision of this Security Instrument is intended to be severable. In the event any term or provision hereof is declared to be illegal, invalid or unenforceable for any reason whatsoever by a court of competent jurisdiction, such illegality or invalidity shall not affect the balance of the terms and provisions hereof, which terms and provisions shall remain binding and enforceable.

7.08 Provisions Regarding Trustees. At any time, or from time to time, without notice therefor and without notice to Borrower, upon written request of Lender and presentation of this Security Instrument and the Note secured hereby for endorsement. and without affecting the personal liability of any person for payment of the Secured Obligations (subject to the limitations on recourse set forth in the Note) or the effect of this Security Instrument upon the remainder of the Property, Trustee [or the one acting] may (i) reconvey any part of the Property, (ii) consent In writing to the making of any map or plat thereof. (iii) join in granting any easement thereon, or (iv) join in any extension agreement or any agreement subordinating the lien or charge hereof.

Trustee shall not be liable for any error of judgment or act done by Trustee, or be otherwise responsible or accountable under any circumstances whatsoever. Trustee shall not be personally liable in case of entry by it or anyone acting by virtue of the powers herein granted it upon the Property for debts contracted or liability or damages incurned in the management or operation of the Property. All monies received by Trustee shall, until used or applied as herein provided, be held in trust for the

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purposes for which they were received, but need not be segregated in any manner from any other monies (except to the extent required by law) and Trustee shall be under no liability for interest on any monies received by it hereunder.

Trustee may resign by giving of notice of such resignation in writing to Lender. If Trustee shall die, resign or become disqualified from acting, or shall fail or refuse to exercise its powers hereunder when requested by Lender so to do, or if for any reason and without cause Lender shall prefer to appoint a substitute trustee to act instead of the ol1glnal Trustee named herein, or any prior successor or substitute trustee, Lender shall have full power to appoint a substitute trustee and, if preferred, several substitute trustees in succession who shall succeed to all the estate, rights, powers and duties of the aforenamed Trustee. Upon appointment by Lender and upon recording of the substitution in the land records of the County where the Property Is located, any new Trustee appointed pursuant to any of the provisions hereof shall, without any further act, deed or conveyance, become vested with all the estates, properties, rights, powers and trusts of its predecessor in the rights hereunder with the same effect as if originally named as Trustee herein.

7.09 Subrogation. To the extent that proceeds of the Note are used to pay any outstanding lien. charge or prior encumbrance against the Property, such proceeds have been or will be advanced by Lender at Borrower's request and Lender shall be subrogated to any and all rights and liens held by any owner or holder of such outstanding liens, charges and prior encumbrances, irrespective of whether said liens, charges or encumbrances are released.

7.10 Costs and Expenses; Attorneys' Fees for Preparation and Enforcement

(a) Borrower acknowledges and confirms that Lender shall Impose certain administrative processing and/or commitment fees in connection with (I) the extension, renewal, modification, amendment and termination of the Loan, (ii) the release or substitution of collateral therefor, (10) obtaining certain consents, waivers and approvals with respect to the Property, or (iv) the review of any Lease or proposed Lease or the preparation or review of any subordination, non-disturbance and attornment agreement (the occurrence of any of the above shall be called an "Event”. Borrower further acknowledges and confirms that it shall be responsible for the payment of all costs of reappraisal of the Property or any part thereof, whether required by law, regulation, Lender or any governmental or quasigovernmental authority. Borrower hereby acknowledges and agrees to pay, immediately, with or without demand, all such fees (as the same may be increased or decreased from time to time), and any additional fees of a Similar type or nature which may be imposed by Lender from time to time, upon the occurrence of any Event or otherwise. Whenever it is provided for herein that Borrower pay any costs and expenses, such costs and expenses shall include, but not be limited to, all attorneys' fees and disbursements of Lender.

(b) Borrower shall pay all attorneys' fees Incurred by Lender in connection with (i) the preparation of the Note, this Security Instrument and the other Loan Documents, and (ii) the Items set forth In Section 7.08(a} above. In addition, Borrower shall pay to Lender on demand any and all expenses, including, without limitation, attorneys' fees and costs, incurred or paid by Lender in protecting its interest in the Property or in collecting any amount payable hereunder or in enforcing its rights hereunder with respect to the Property (including, without limitation, commencing any foreclosure action), whether or not any legal proceeding is commenced hereunder or thereunder, together with interest thereon at the Default Rate from the date paid or Incurred by Lender until such expenses are paid by Borrower.

As used in this Security Instrument, the terms 'attorneys' fees' or "attorneys' fees and costs' or "attorneys' fees, costs and expenses· shall mean the reasonable attorneys' fees and the costs and expenses of counsel to Lender (Including, without limitation, in-house counsel employed by Lender), which may include, without limitation, printing, duplicating, telephone, fax, air freight and other charges, and fees billed for law clerks, paralegals, librarians. expert witnesses and others not admitted to the bar but performing services under the supervision of an attorney and all such fees, costs and expenses incurred with respect to trial, appellate proceedings, arbitrations, out-of-court negotiations, workouts and

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settlements, and bankruptcy or Insolvency proceedings (including, without limitation, seeking relief from stay in bankruptcy proceedings), and whether or not any action or proceeding is brought or is concluded with respect to the matter for which such fees, costs and expenses were incurred, and whether or not the Lender 15 the prevailing party. Lender shall also be entitled to its attorneys' fees, costs and expenses incurred in any post-judgment action or proceeding to enforce and collect the judgment. In the event of any litigation concerning the enforcement, validity or interpretation of the Loan Documents, the prevailing party shall be entitled to recover and the losing party shall pay, all costs, charges and expense (including attorneys' fees incurred by the prevailing party, whether or not the suit proceeds to final judgment. This Section 7.10 is separate and several, shall survive the discharge of this Security instrument, and shall survive the merger of this Security Instrument into any judgment on this Security Instrument.

7.11 No Merger of Lease. If both the Borrower's and tenant's estate under any Lease Dr any portion thereof which constitutes a part of the Property shall at any time become vested in one owner, this Security Instrument and the lien created hereby shall not be destroyed or terminated by application of the doctrine of merger unless Lender so elects as evidenced by recording a written declaration so stating, and, unless and until Lender so elects, Lender shall continue to have and enjoy all of the rights and privileges of Lender as to the separate estates. In addition, upon the foreclosure of the lien created by this Security Instrument on the Property pursuant to the provisions hereof, any leases or subleases then existing and affecting all or any portion of the Property shall not be destroyed or terminated by application of the law of merger or as a matter of law or as a result of such foreclosure unless Lender or any purchaser at such foreclosure sale shall so elect No act by or on behalf of Lender or any such purchaser shall constitute a termination of any Lease or sublease unless Lender or such purchaser shall give written notice thereof to such tenant or subtenant.

7.12 Governing Law. This Security Instrument shall be governed by and construed in accordance with the laws of the State where the Property is located.

7.13 Joint and Several Obligations. If this Security Instrument Is signed by more than one party, all obligations herein contained shall be deemed to be the joint and several obligations of each party executing this Security Instrument. Any married person signing this Security Instrument agrees that recourse may be had against community assets and against his or her separate property for the satisfaction of all obligations contained herein.

7.14 Interpretation. In this Security Instrument the singular shall Include the plural and the masculine shall include the feminine and neuter and vice versa, if the context so requires.

7.15 Reconveyance by Trustee, Upon written request of Lender Slating that all sums secured hereby have been paid, and upon surrender of this Security Instrument and the Note to Trustee for cancellation and retention and upon payment by Borrower of Trustee's fees, Trustee shall reconvey to Borrower, or to the person or persons legally entitled thereto, without warranty, any portion of the Property then held hereunder. The recitals in such reconveyance of any matters or facts shall be conclusive proof of the truthfulness thereof. The grantee in any reconveyance may be described as "the person or persons legally entitled thereto." Such grantee shall pay Trustee a reasonable fee and Trustee's costs Incurred in $0 reconveying the Property.

7.18 Counterparts. This document may be executed and acknowledged in counterparts, all of which executed and acknowledged counterparts shall together constitute a single document. Signature and acknowledgment pages may be detached from the counterparts and attached to a single copy of this document to physically form one document, which may be recorded.

7.17 Effect of Security Agreement; Fixture Filing. To the extent of the existence of any Personal Property encumbered by this Security Instrument, this Security instrument constitutes both (a) a security agreement Intended to create a security Interest in such Personal Property in favor of Lender; and, (b) a financing statement filed as a fixture filing in the real estate records of the county in which the

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Property is located with respect to any and all Fixtures Included within the Personal Property with respect to any goods or other personal property that may now be or hereafter become sue/) fixtures. The information in the subsections below this paragraph is provided in connection with the filing of this Security Instrument as a financing statement as referred to above, and the Borrower hereby represents and warrants sue/) Information to be true and complete as of the date Of this Security Instrument. This Security Instrument shall be self-operative with respect to sue/) Personal Property, but Borrower shall, upon the request of Lender, execute and deliver to Lender, in form and content satisfactory to Lender, sue/) financing statements, descriptions of property and sue/) further assurances as Lender may determine from time to time to be necessary or desirable to create, perfect, continue and preserve the lien and encumbrances hereof and the security interest granted herein upon and in the Personal Property specifically described herein, or generally described and Intended to be the subject of the security interest, lien and encumbrance hereby created, granted and conveyed. Lender, at the expense of Borrower, may cause such statements, descriptions and assurances as provided in this Security Instrument to be recorded and re-recorded, filed and refiled, at such times and in such places as may be required or permitted by law to so create, perfect and preserve the lien and encumbrance hereof upon all of the Personal Property. By signing this Security Instrument, Borrower authorizes Lender to file sue/) financing statements before, on or after the date hereof, and to file such amendments or continuation statements, all as Lender determines necessary or desirable from time to time to perfect or continue the lien of the lender's security interest in the Personal Property.

(a) The Borrower is the record owner of the real estate described in this Security Instrument. The name and mailing address of the record owner of the real estate described In this Security Instrument is set for the In the first paragraph of this Security Instrument

(b) The name, mailing address, type of organization and state of formation of the Debtor (Borrower') is set forth in the first paragraph of this Security Instrument. The Organizational Identification Number of the Borrower is CA 198618900006.

(c) The name and mailing address of the Secured Party (Lender) is:

ARTESIA MORTGAGE CAPITAL CORPORATION 1180 NW Maple Street, Suite 202 Issaquah, Washington 98027 Attn: Servicing Department

(d) This document covers goods which are or are to become fixtures.

7.18 Spouse's Separate Property. Any Borrower who is a married person expressly agrees that recourse may be had against his or her separate property, Subject to the limitations on recourse set forth In Section 1 D of the Note.

7.19 Offsets. No Secured Obligations shall be deemed to have been offset or to be offset or compensated by all or part of any claim, cause of action, counterclaim or cross claim, whether liquidated or unliquidated, which Borrower or any successor to Borrower now or hereafter may have or may claim to have against lender; and, in respect to the Indebtedness now or hereafter secured hereby, Borrower waives, to the fullest extent permitted by law, the benefits of any law which authorizes or permits sue/) offsets.

7.20 Construction of this Security Instrument, Borrower and Lender agree that this Security Instrument shall be Interpreted In a fair, equal and neutral manner as to each of the parties.

7.21 Clerical Error. In the event Lender at any time discovers that the Note, any other note secured by this Security Instrument, this Security Instrument or any other Loan Document contains an error that was caused by a clerical mistake, calculation error, computer malfunction, printing error or similar error, Borrower agrees, upon notice from Lender, to re-execute any documents that are necessary

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to correct any such error(s}. Borrower further agrees that lender win not be liable to Borrower for any damages incurred by Borrower that are directly or indirectly caused by any such error.

7.22 lost, Stolen, Destroyed or Mutilated loan Documents. In the event of the loss, theft or destruction of the Note, any other note secured by this Security Instrument or any other Loan Document, or in the event of the mutilation of any of the Loan Documents, upon Lender's surrender to Borrower of the mutilated Loan Document, Borrower shall execute and deliver to Lender a loan Document in form and content identical to, and to serve as a replacement of, the lost, stolen, destroyed, or mutilated Loan Document and such replacement shall have the same force and effect as the lost, stolen, destroyed, or mutilated Loan Document, and may be treated for all purposes as the original copy of such Loan Document

7.23 Time is of the Essence. Time is of the essence in the performance of each provision of this Security Instrument.

7.24 Legislation Affecting Lender's Rights. If enactment or expiration of applicable laws has the effect of rendering any material provision of the Note or this Security Instrument unenforceable according to its terms, Lender, at its option, may demand immediate payment in full of all sums secured by this Security Instrument and may invoke any remedies permitted under this Security Instrument.

7.25 RESERVED.

7.26 Exhibits and Riders. The exhibits and riders, if any, attached hereto are incorporated herein by reference and made a part hereof.

7.27 Successors and Assigns. Without in anyway limiting or affecting the provisions of Section 1.15 hereof, all of the terms, covenants, provisions and conditions herein contained shall be for the benefit of, apply to, and bind the heirs, successors and assigns of the Borrower and the Lender, and are intended and shall be held to be covenants running with the Land.

7.28 Declaration of No Offset. The Borrower represents and warrants to the Lender that the Borrower has no knowledge of any offsets, counterclaims or defenses to the principal of the Secured Obligations, or to any part thereof. or the interest thereon, either at law or in equity.

7.29 Entire Agreement. This Security Instrument and the other loan Documents contain the entire agreement between the Borrower and the Lender relating to or connected with the Loan. Any other agreements relating to or connected with the Loan not expressly set forth in this Security Instrument and/or other Loan Documents are null and void and superseded in their entirety by the provisions of this Security Instrument and the other Loan Documents.

7.30 No Joint Venture or Partnership. The relationship of the Borrower and the Lender created hereby is strictly of debtor-creditor and nothing contained herein or in any other documents or instrument secured hereby shall be deemed or construed to create a partnership or joint venture between Borrower and lender.

7.31 No Lender Obligations.

(a) Notwithstanding any of the provisions contained herein with respect to Lender taking a security interest in the Leases, Lender is not undertaking the performance of any obligations under the Leases.

(b) By accepting or approving anything required to be observed, performed or fulfilled or to be given to Lender pursuant to this Security Instrument, the Note or the other Loan Documents, including without limitation, any officer's certificate. balance sheet, statement of profit and loss or other financial statement, survey, appraisal, or insurance policy, Lender shall not be deemed to have warranted,

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consented to, or affirmed the sufficiency, the legality or effectiveness of same, and such acceptance or approval thereof shall not constitute any warranty or affirmation with respect thereto by Lender.

7.32 Estoppel Certificates. After request by Lender, Borrower, within ten (10) days, shall furnish Lender or any proposed assignee with a statement, duly acknowledged and certified, setting forth the amount of the original principal amount of the Note, the unpaid principal amount of the Note, the rate of interest of the Note, the terms of payment and maturity date of the Note, the date Installments of interest and/or principal were last paid, that, except as provided in such statement, there are no defaults or events which with the passage of time or the giving of notice or both, would constitute an Event of Default under the Note or this Security Instrument, that the Note and this Security Instrument are valid, legal and binding obligations and have not been modified or if modified, giving particulars of such modification, whether any offsets or defenses exist against the Secured Obligations and, if any are alleged to exist, a detailed description thereof, that all Leases are In full force and effect and (provided the Property is not a residential multifamily property) have not been modified (or if modified, setting forth all modifications), the date to which the Rents thereunder have been paid pursuant to the Leases, whether Dr not, to the best knowledge of Borrower, any of the tenants under the Leases are In default under the Leases, and, if any of the tenants are In default, setting forth the specific nature of all such defaults, the amount of security deposits held by Borrower under each Lease and that such amounts are consistent with the amounts required under each Lease, and as to any other matters reasonably requested by Lender and reasonably related to the Leases, the Secured Obligations. the Property or this Security Instrument

7.33 Renewals and Extensions. Any renewal or extension, modification or amendment of the Note and/or this Security Instrument will not operate to release, in any manner, the liability of Borrower or any other party liable for the Loan and their respective successors in interest.

7.34 Incorporation. The terms and conditions of all the other Loan Documents are hereby incorporated by reference.

[Signatures on Following Pages}].

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IN WITNESS WHEREOF, Borrower has executed this Security Instrument as of the day and year first above written.
[ADD WITNESS IF REQUIRED.] BORROWER:

CALIFORNIA VALLEY ASSOCIATES, a New York limited partnership

By: Managers, Inc., a Pennsylvania corporation, General Partner

By:

[Missing Graphic Reference]

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Or Commonwealth
CERTIFICATION PURSUANT TO GOVERNMENT CODE SECTION 27361.7

I certify under penalty of perjury that the notary seal on the document to which this statement is attached reads as follows:

Name ofNotary: Commission Number:	NancyJo Mosser 00037817
Date Commission Expires	October 27, 2005
County where bond is filed:	N/A
Manufacturer/Vendor Number.	N/A
Place of Execution:	Volusia County, FL
Date:	March 8, 2005
Name ofNotary: Commission Number:	NancyJo Mosser 00037817
Date Commission Expires	October 27, 2005
County where bond is filed:	N/A
Manufacturer/Vendor Number.	N/A
Place of Execution:	Volusia County, FL
Date:	March 8, 2005

March 22, 2005
Date

[Missing Graphic Reference]

Place of Execution: Margaret J. Craft San Diego, California Type or Print Name

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EXHIBIT A LEGAL DESCRIPTION OF PROPERTY
The Property is located in San Bernardino County, California, and is legally described as follows:

All that certain real property situated In the County of San Bernardino, State of California, described as follows:

Parcel I, 2, 3, 5, 6, 7 and 8 of Parcel Map No. 6163, in the Town of Yucca Valley, County of San Bernardino, Stale of California, as per plat recorded in Book 60 of Parcel Maps, Pages 57 through 62 inclusive records of said County.

EXCEPTING from Parcels 5 and 6 those portions conveyed to San Bernardino County Flood Control Distrid by deed recorded March 5, 1981 as Instrument No. 81-047682, Official Records of said County.

Together with those non exclusive easements for ingress, egress, automobile parking, public utilities, pedestrian movement, loading and unloading, over, across, through and under the 'Common Area" as said Common Area is defined in that certain Declaration of Establishment of Protective Covenants, Conditions and Restrictions and Grants of Easements dated October 29, 1979 and recorded on November 1,1979, In Book 9805, Page 112, of Official Records and as such Common Area is shown on Exhibit ·C" attached thereto.

And together with those non exclusive easements for Ingress, egress, pedestrian walkways and vehicular parking over and across the Common Area of Lots 66 and 67 of Tract No. 4856, In the County of San Bernardino, State of California, as per map recorded in Book 70 of Maps, Pages 94 thru 97 inclusive in the office of the County Recorder of said County as "Exed" on a map attached to Exhibit ·C" in that certain instrument entitled 'Reciprocal Easement Agreement' and recorded July 13, 1979 in Book 9727, Page 344.

And together with those non-exclusive easements for driveways, sidewalks and walkways over the Common Areas of Parcel No. 1 of Parcel Map No. 5947, in the County of San Bernardino, State of California, as per map recorded in Book 56 of Parcel Maps, Pages 57 and 58, records of said County, and a 10 foot wide utility easement over the Northerly 10 feet of said Parcel No.1 as contained in that certain Mutual Parking and Access Agreement recorded on February 17, 1981 as Instrument No. 81033496, Official Records of said County.

Excepting therefrom that portion of said land, as shown in Partial Reconveyance recorded May 9, 1996 as Instrument No. 19960163747 of Official Records, and more particularly descr1bed as follows:

Parcel B of Parcel Map 6163, in the Town of Yucca Valley, County of San Bernardino, State of California, as per map recorded in Book 60. Page(s) 57 through 62, Inclusive of Parcel Maps, in the office of the County Recorder of said County.

Together with those non exclusive easements for ingress, egress, automobile parking, utilities, pedestrian movement, loading and unloading, over, across, through and under the "Common Area" as said Common Area is defined in that certain Declaration Establishment of Protection Covenants, Conditions and Restrictions and Grants of Easements dated October 29, 1979, and recorded on November 1, 1979, in Book 9805, Page(s) 112, Official Records and as such Common Area is shown on Exhibit "C”: attached thereto.

And together with those non exclusive easements for ingress, egress, pedestrian walkways and vehicular palll:ing over and across the Common Area of Lots 66 and 67 of Tract 4856, in the San Bernardino, State of California, as per map recorded in Book 70, Page(s) 94 thru 97, of Maps, inclusive in the office of the County Recorder of said Counly as "Exed" on a map attached 10 Exhibit "C· in that

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v •• ..
certain instrument entitled "reciprocal easement agreement" and recorded July 13, 1979, in Book 9727, Page 344, Official Records.

And together with those non-exclusive easements for driveways, sidewalks, and walkways over the Common Areas of Parcel 1 of Parcel Map 5947, In the County of San Bernardino, State of California, as per map recorded In Book 56 of Parcel Maps, Pege(s) 57 and 58, Records of said County, and a
10.00 foot wide utility easement over the Northerly 10.00 feet of said Parcel 1 as contained in that certain mutual parking and access agreement recorded on February 17, 1981, as Instrument No. 81033496, Official Records.

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